As filed with the Securities and Exchange Commission on December 21, 2009

File No: 333-163134

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

57th Street General Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	27-1215274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Klein
President and Chief Executive Officer
590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile	Joel L. Rubinstein, Esq. Morgan Fox Walbridge, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400 (212) 547-5444—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box : ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	5,750,000	$10.00	$57,500,000	$3,208.50
Shares of Common Stock included as part of the Units (2)	5,750,000	—	—	—	(3)
Warrants included as part of the Units (2)	5,750,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (2)(4)	5,750,000	$11.50	$66,125,000	$3,689.78
Total			$123,625,000	$6,898.28	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 750,000 units, 750,000 shares of common stock and 750,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 21, 2009

$50,000,000

57TH STREET GENERAL ACQUISITION CORP.

5,000,000 Units

57th Street General Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified.  We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.  We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.  Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.

Unless otherwise required by law, our stockholders will not have the opportunity to vote on our initial business transaction.  We will consummate our initial business transaction only if (i) our board of directors approves such business transaction and authorizes the mailing of a notice in connection with the proposed business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  Assuming such threshold is not exceeded, upon the consummation of our business transaction, our public stockholders who properly elect to put their shares back to us for cash will receive the pro-rata portion of the trust account attributable to their shares of common stock, less taxes.  In the event we are required to seek stockholder approval to effect our business transaction, we will distribute a notice setting forth the details of a proposed business transaction to our stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.

This is an initial public offering of our units. Each unit is being sold at a purchase price of $10.00 per unit and consists of (i) one share of our common stock and (ii) one warrant to purchase one share of our common stock.

Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after our completion of a business transaction or [      ], 2010 [one year from the date of this prospectus], and will expire five years from the date of our initial business transaction, or earlier upon redemption or liquidation. We may redeem the warrants following the consummation of a business transaction on the terms set forth in this prospectus.

Our sponsor, 57th Street GAC Holdings LLC, a limited liability company wholly owned by our officers and directors, has agreed to purchase 3,000,000 warrants, which we refer to as the insider warrants, from us at a price of $0.50 per warrant in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants ($1,500,000) will be placed in the trust account described below. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants will be held in escrow until 30 days following the consummation of our initial business transaction.

There is presently no public market for our units, common stock or warrants. It is anticipated that our units, common stock and warrants will be quoted on the OTC Bulletin Board under the symbol “[TICKER]”, “[TICKER]” and “[TICKER]”, respectively. The shares of common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to as the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence.

The underwriters have a 45-day option to purchase up to 750,000 additional units from us to cover over-allotments of units on the same terms set forth below.

Investing in our securities involves risks. See “Risk Factors” beginning on page 15. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.70	$9.30
Total	$50,000,000	$3,500,000	$46,500,000

(1)
This amount includes the following additional contingent fees that will become payable to Morgan Joseph from the amounts held in the trust account solely in the event we consummate our initial business transaction: (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction.

Of the net proceeds we receive from this offering, $48,750,000 (approximately $9.75 per share) or $56,025,000 (approximately $9.74 per share) if the underwriters’ over-allotment option is exercised in full will be deposited into a trust account at [Deutsche Bank] maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the following additional contingent fees that will become payable to Morgan Joseph from the amounts held in the trust account solely in the event we consummate our initial business transaction: (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction.  None of the funds held in trust will be released from the trust account, other than to pay taxes, until the earlier of (i) the consummation of a business transaction and (ii) the redemption of 100% of our public shares of common stock for a per share pro rata portion of the trust account approximately 15 months from the date hereof. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

We are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about                              , 2010.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Joseph	Ladenburg Thalmann & Co. Inc.
Sole Book-Running Manager
The date of this prospectus is             , 2010

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	5
Summary Financial Data	12
Risk Factors	13
Cautionary Note Regarding Forward-Looking Statements	29
Use of Proceeds	30
Dividend Policy	33
Dilution	34
Capitalization	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Proposed Business	42
Management	58
Principal Stockholders	63
Certain Relationships and Related Party Transactions	65
Description of Securities	67
Shares Eligible for Future Sale	73
Material U.S. Federal Income Tax Considerations
Underwriting (Conflicts of Interest)	75
Notice to Canadian Residents
Legal Matters	79
Experts	79
Where You Can Find Additional Information	79
Index to Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•
references to “we,” “us,” “our,” “company” or “our company” are to 57th Street General Acquisition Corp., a Delaware corporation; references to “initial business transaction” and to “business transaction” are to our initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction;

•
references to “initial shares” are to the 638,889 shares of our common stock issued to our sponsor, up to 83,333 of which are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full;

•	references to “public stockholders” are to the holders of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to our “sponsor” are to 57th Street GAC Holdings LLC, a Delaware limited liability company, which is wholly-owned by our officers and directors;

•
references to “insider warrants” are to the warrants to purchase 3,000,000 shares of our common stock for the purchase price of $1,500,000, in a private placement offering that will occur on or before the date of this prospectus;

•	references to a “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business transaction;

•
references to a “notice” are to the materials we intend to distribute to our public stockholders in connection with our initial business transaction in which we intend to set forth substantially the same information that would be contained in a Schedule 14C information statement prepared in accordance with the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and which we intend to distribute to our stockholders in connection with an initial business transaction; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.  To date, our efforts have been limited to organizational activities and activities relating to this offering.

We will seek to capitalize on the significant strength of our management team. Each of our executive officers and directors has over 20 years of experience advising, acquiring, financing and selling private and public companies in a variety of industries and has prior experience with a blank check company. We believe that our extensive contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities. In addition, our executive officers and the majority of our directors have already been involved in the August 7, 2007 successful initial public offering and the subsequent July 31, 2009 consummation of a business combination for a blank check company, Great American Group, Inc. (OTCBB:GAMR) (formerly, Alternative Asset Management Acquisition Corp. which we refer to as AAMAC).  With the exception of Leonard Potter, who has not served as the director of a blank check company, all of the other directors of our company were directors or officers of AAMAC.  Our executive officers played a key role throughout the business combination transaction for Great American Group, Inc, including assisting in identifying numerous suitable acquisition candidates including the ultimate target, and assisting in the proxy solicitation of stockholder approval for such acquisition.  Michael J. Levitt, our chairman of the board of directors, and Mark D. Klein, our chief executive officer, currently serve as directors of Great American Group, Inc.  Following is a summary of Great American Group Inc.'s results for the fiscal third quarter ended September 30, 2009:

•	Total revenues increased to $15.0 million, an increase of 75.3% from the third quarter of 2008
•	Income from continuing operations was $4.1 million
•	Net income was $4.0 million, compared to a net loss of $1.7 million in the third quarter of 2008
•	Diluted earnings per share were $0.17, compared to a loss per share of $(0.16) for the third quarter of 2008

Investors in AAMAC’s initial public offering realized total and annualized returns through the merger date with Great American Group, Inc. on July 31, 2009 of  -16.5% and -8.7% respectively.  Investors who purchased units of AAMAC in its Initial public offering realized total and annualized returns through December 15, 2009 of -30.0% and -14.2% respectively.  These returns assume investors participated in a warrant redemption on August 3, 2009 and sold their warrants at $0.50 per warrant.  Returns through December 15, 2009 also reflect a 2 for 1 stock split effected on the closing date of the merger.

We do not have any specific initial business transaction under consideration, and we have not nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•
History of profitability and free cash flow.  We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

•
Strong management team.  We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

•
Opportunities for add-on acquisitions.  We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

•
Spin-offs / divestitures from larger companies.  We will focus on one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment.

•
Defensible business niche.  We will focus on one or more businesses or assets that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Diversified customer and supplier base.  We will pursue one or more businesses or assets that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Transaction

Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to the requirements of applicable law and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

The company does not intend to register its securities offered hereby pursuant to Section 12 of the Exchange Act because the company does not believe its securities will be held of record by more than 500 persons and it does not intend to list its securities on a national securities exchange.  Rather, the company will be subject to the reporting obligations under Section 15(d) of the Exchange Act.  As a result of having no securities registered pursuant to Section 12 of the Exchange Act, we would be exempt from the rules under the Exchange Act relating to proxy statements and, we would not expect to file proxy solicitation materials regarding our business transaction with the SEC.  Instead, we would prepare and mail proxy solicitation materials in accordance with Delaware law and file such materials with the SEC after mailing. Although we anticipate that our notice materials would contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, our notice materials would not have been reviewed by the SEC and might not contain all of the disclosures required under such rules.  In the event our securities are held of record by more than 500 persons or our securities are approved for listing on a national securities exchange, we will prepare and file with the SEC preliminary proxy materials, as required by the applicable rules of the Exchange Act.

We intend to furnish our public stockholders with a notice containing substantially the same material required in a Schedule 14C information statement setting forth the details of our proposed business transaction. Following our mailing of such notice, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash.  We will consummate our initial business transaction only if (i) our board of directors approves such business transaction and authorizes the mailing of a notice in connection with the proposed business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  Assuming such threshold is not exceeded, upon the consummation of our business transaction, each of our public stockholders who properly elect to put their shares back to us for cash will receive the pro-rata portion of the trust account attributable to their shares of common stock, less taxes.

In the event we are required to seek stockholder approval to effect our business transaction, we will distribute a notice setting forth the details of a proposed business transaction to our stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction.  In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, which we refer to as FINRA, that such an initial business transaction is fair to our stockholders from a financial point of view.

Potential Conflicts of Interest

Our directors and officers may have legal obligations relating to presenting business opportunities to multiple entities to the extent of a director’s and officer’s multiple affiliations. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. These conflicts of interest may not be resolved in our favor.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our stockholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.

•
Our officers and directors currently either are, or may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•
Since our sponsor owns shares of our common stock and warrants which will be released from escrow if a business transaction is successfully completed and since our sponsor may own securities which will become worthless if a business transaction is not consummated, the members of our board of directors that have an interest in our sponsor may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.

•
If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we have entered into a business opportunity right of first review agreement with Mark D. Klein, our chief executive officer, president and a director and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, that provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, we will have a right of first review with respect to business transaction opportunities of Messrs. Klein and Lapping, and companies or other entities which they manage or control.  Messrs. Klein and` Lapping will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us (subject to any fiduciary obligations they may have) and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

Conflict of Interest Relating to Underwriting Activities

Mark D. Klein, our chief executive officer and president, is an affiliate of Ladenburg Thalmann & Co. Inc., a member of FINRA, and will economically own in excess of 10% of our securities.  Ladenburg Thalmann & Co. Inc is one the underwriters of this offering.  Therefore, FINRA requires this offering to be made in compliance with the applicable provisions of FINRA Rule 2720. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in Rule 2720) is not necessary in connection with this offering because Morgan Joseph, the FINRA member primarily responsible for managing this offering, does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of Rule 2720.

Private Placements

On October 30, 2009, we issued in a private placement 638,889 shares of restricted common stock (up to 83,333 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) to our sponsor for an aggregate purchase price of $25,000. The initial shares will not be released from escrow until one year following the consummation of our initial business transaction except under limited circumstances as described in this prospectus. The holders of initial shares will not have any right to any liquidation distributions in the event we fail to consummate an initial business transaction. On or before the date of this prospectus, our sponsor will purchase 3,000,000 insider warrants from us at a price of $0.50 per warrant in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, or the Securities Act. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants will be held in escrow until 30 days following the consummation of our initial business transaction. No placement fees will be payable in connection with these private placements.

All of the gross proceeds from the sale of the 3,000,000 insider warrants in a private placement, or $1,500,000, will be deposited into the trust account.

Our executive offices are located at 590 Madison Avenue, 35th Floor, New York, New York 10022, and our telephone number at that location is (212) 409-2434.

THE OFFERING

Securities offered	5,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Proposed OTCBB symbols for our:

Units	“[UNIT SYMBOL]”
Common Stock	“[COMMON STOCK SYMBOL]”
Warrants	“[WARRANT SYMBOL]”

Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will trade separately on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities—Units.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.  Although investors may trade in partial warrants, partial warrants cannot be exercised for fractional shares, but only for full shares of common stock.

Number of securities to be outstanding
	After the Private Placements and before this Offering		After the Private Placements and this Offering
Units	0		5,000,000
Common Stock	638,889	[1]	5,555,556	[2]
Warrants	3,000,000		8,000,000
Warrants offered
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$11.50, subject to adjustment as described herein.

1 Includes up to 83,333 shares of common stock subject to forfeiture if the underwriters’ over-allotment option is not exercised.
2 Assumes no exercise of the underwriters’ over-allotment option, and the forfeiture of 83,333 shares of common stock.

Exercise period
The warrants will become exercisable on the later of:

•     30 days after the completion of our initial business transaction, or

•     [            ], 2010 [one year from the date of this prospectus]

However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

The warrants will expire at 5:00 p.m., New York City time, on the five year anniversary of the consummation of our business transaction, unless earlier redeemed.

Registration rights
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

Our sponsor will be entitled to demand registration  rights and certain “piggy-back” registration rights with respect to the initial shares and the insider warrants and the common stock underlying the insider warrants, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and commencing, in the case of the insider warrants and the respective common stock underlying the insider warrants, 30 days after the consummation of our initial business transaction.

Redemption of warrants
We may redeem the outstanding warrants (excluding insider warrants held by our sponsor or its permitted assigns) at any time after the warrants become exercisable:

•     in whole and not in part;

•     at a price of $0.01 per warrant;

•     upon not less than 30 days prior written notice of redemption; and

•     if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price which is intended to provide such warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

Offering proceeds to be held in trust
Of the approximate net proceeds we receive from this offering, $48,750,000 (including $1,500,000 paid by our sponsor in a private placement for the insider warrants) (approximately $9.75 per share) will be deposited into a trust account at [Deutsche Bank] maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the following additional contingent fees that will become payable to Morgan Joseph from the amounts held in the trust account solely in the event we consummate our initial business transaction: (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction.  None of the funds held in trust will be released from the trust account, other than to pay taxes, until the earlier of (i) the consummation of a business transaction within 15 months from the date hereof and (ii) the redemption of 100% of our public shares of common stock for a per share pro rata portion of the trust account if we are unable to consummate a business transaction within 15 months from the date hereof. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.  In the event we are required to seek stockholder approval in connection with our initial business transaction, public stockholders exercising their put rights and voting (1) in favor of the business transaction will be entitled to receive a pro-rata portion of the trust account including interest and (2) against the business transaction will be entitled to receive a pro-rata portion of the trust account excluding interest, in each case excluding taxes.

None of the warrants may be exercised until 30 days after the consummation of our business transaction and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources
Unless and until our business transaction is consummated, the proceeds held in the trust account (net of taxes) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Expenses incurred while seeking a business transaction may be paid prior to a business transaction only from $800,000 of the offering proceeds not held in the trust account.  In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion.

We believe that, upon the date of this prospectus, the $800,000 from the proceeds of this offering not held in the trust account will be sufficient to allow us to operate for the next 15 months, assuming that a business transaction is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, and structuring, negotiating and consummating a business transaction.

Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or their affiliates other than:

•     repayment of a $10,000 non-interest bearing loan made by our sponsor to pay a portion of our offering expenses;

•     reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business transaction; and

•     payment to our sponsor of $7,500 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the date of this prospectus.

Stockholders not required to approve initial business transaction unless required by law
We will not seek stockholder approval before we effect our initial business transaction unless the business transaction would require stockholder approval under applicable state law. We will proceed with the consummation of a business transaction only if (i) our board of directors approves such business transaction and authorizes the mailing of a notice in connection with the proposed business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash. Following our mailing of such notice, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash. We will not grant any request for the exercise of put rights to us for cash in the event such business transaction is not consummated, or if a public stockholder fails to meet the deadline to put such shares as set forth in the notice.

In the event we are required to seek stockholder approval to effect our business transaction, we will distribute a notice setting forth the details of a proposed business transaction to our stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.

We expect to be exempt from the rules under the Exchange Act relating to proxy statements and, we would not expect to file proxy solicitation materials regarding our business transaction with the SEC. Instead, we would prepare and mail proxy solicitation materials in accordance with Delaware law and file such materials with the SEC after mailing. Although we anticipate that our notice materials would contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, our notice materials would not have been reviewed by the SEC and might not contain all of the disclosures required under such rules.

We may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to put their shares back to the company to ensure that no more than 88% of our public shares elect to put their shares back to us for cash. Although it is not currently anticipated that the company will pay any premium purchase price for such public shares, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that successfully have their shares purchased by the company at a premium.

Conditions to consummating our initial business transaction
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business transaction. In no event will we acquire less than a controlling interest in a target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business transaction is fair to our stockholders from a financial point of view.

Put rights for public stockholders
Unlike other blank check companies, we will allow holders of no more than 88% of our public shares of common stock to put their shares back to us for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full, including $0.40 per share being held in the trust account attributable to the contingent fees payable to Morgan Joseph solely in the event of that our business transaction is consummated), plus a portion of the interest earned on the trust account but net of any taxes, if they timely exercise their put rights as set forth in this prospectus.

Holders of no more than 88% of our public shares will be able to put their shares of common stock back to us for cash as follows: (i) if no stockholder vote is required by law, in connection with our distribution of a notice setting forth the details of a proposed business transaction, within the time set forth in our mailing of such notice (which time shall not be less than 15 days from the mailing thereof); or (ii) if a stockholder vote is required by law, in connection with our distribution of a notice setting forth the details of a proposed business transaction, at any time after the mailing to our public stockholders of the notice and up to two business days prior to the vote taken with respect to a proposal to approve such business transaction at a meeting held for that purpose; however, in no event will a request to put such shares be granted unless the business transaction is approved and consummated.

We intend to distribute a notice (setting forth substantially the same information that would be contained in a Schedule 14C information statement prepared in accordance with the Exchange Act) to our public stockholders, and do not intend to seek stockholder approval in connection with our proposed business transaction, unless required to do so by law.  Each of our public stockholders properly electing to put their shares of common stock back to us as provided in such notice shall be entitled to receive a per share pro rata distribution of the trust account, together with any pro rata interest earned thereon (net of any taxes), upon the consummation of our business transaction, only if holders of no more than 88% of our public shares elect to put their shares back to us for cash.  We will not grant any request to put such shares in the event such business transaction is not consummated, or if a public stockholder fails to meet the deadline to put such shares as set forth in the notice.

Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from seeking put rights with respect to more than an aggregate of 10% of the shares sold in this offering.  We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their put right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms.  Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek to exercise their put rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms.  By limiting our stockholders’ ability to put back to us no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business transaction.  In the event we are required to seek stockholder approval of our business transaction, however, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business transaction.

The foregoing “put right” is different from the “conversion” thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies are unable to complete business transactions because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business transaction.

Our sponsor has waived its right to put back to us any of its initial shares for a pro rata share of the trust account. Additionally, our sponsor, directors and officers have agreed not to exercise their put rights with respect to shares acquired during or subsequent to this offering.

Redemption of common stock and dissolution and liquidation if no initial business transaction
We will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, plus a portion of the interest earned on the trust account but net of any taxes, subject to the requirements of applicable law  and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation to be adopted in accordance with Section 281(b) of the Delaware General Corporation Law.

The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Mark D. Klein, our chief executive officer and president, and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.

Our sponsor has waived its rights to participate in any redemption with respect to its initial shares if we fail to consummate an initial business transaction. However, if our sponsor or any of our officers, directors or affiliates acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption in the event we do not consummate a business transaction within the required time period.

After distributing the proceeds of our trust account pursuant to our redemption of 100% of our public shares of common stock as described in this prospectus, we will promptly distribute the balance of our net assets to our remaining stockholders according to our plan of dissolution.  We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.

Amended and restated certificate of incorporation
If we do not consummate a business transaction within 15 months from the date of this prospectus, our amended and restated certificate of incorporation provides that we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

Escrow of initial shares and insider warrants
On the date of this prospectus, our sponsor will place the initial shares and the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in favor of our initial business transaction in the event we seek stockholder approval in connection with our initial business transaction and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business transaction.  The initial shares will not be released from escrow until one year following our business transaction, unless we were to consummate a transaction after the consummation of the initial business transaction that results in all of our stockholders having the right to exchange their public shares for cash, securities or other property.   The insider warrants will not be released from escrow until 30 days following the consummation of our initial business transaction.  Permitted transferees means: immediate family members of the holder and trusts established by the holder for estate planning purposes; and affiliates of the holder.

Determination of offering amount
In consultation with our underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that an offering of this size, and the sale of the additional insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business transaction. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses or that we will be able to obtain any necessary financing.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business transaction, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus.

SUMMARY FINANCIAL DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	As of November 11, 2009

	Actual	As adjusted

Working capital (deficiency)	$(1,076)	$(1,076)
Cash held in trust	—	48,750,000
Total assets	59,924	49,573,924
Total liabilities	36,000	2,000,000
Value of common stock which may be put to us for cash(2)	—	42,900,000
Stockholders’ equity(1)	23,924	4,673,924

(1)  Excludes approximately 4,400,000 shares, at an initial per-share put price of approximately $9.75, subject to possible put rights and assumes the underwriters’ over-allotment has not been exercised.

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds.

The “as adjusted” total assets amount includes the $48,750,000 held in the trust account for our benefit, which amount, less contingent fees, will be available to us only upon the consummation of a business transaction within 15 months of the date of this prospectus. Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor has waived its rights to participate in any redemption with respect to its initial shares upon our redemption of shares sold in this offering if we fail to consummate an initial business transaction within 15 months.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, the focus of which is to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business transaction. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business transaction. We do not know when or if a business transaction will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our public stockholders will not be afforded an opportunity to vote on our proposed business transaction, unless such vote is required by law.

We will not seek stockholder approval before we effect our initial business transaction unless the business transaction would require stockholder approval under applicable state law.  We will proceed with the consummation of a business transaction only if (i) our board of directors approves such business transaction and authorizes the mailing of a notice in connection with the proposed business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  Following our mailing of such notice, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash.  We will not honor any request to put such shares unless we consummate a business transaction.  Accordingly, unless we are otherwise required by law, our public stockholders will not be afforded an opportunity to vote on our proposed business transaction, and you may not approve of the business transaction we consummate.

In the event we are required by law to seek stockholder approval of our business transaction, investors are cautioned that our stockholders will not be afforded the same protections or information generally available to investors holding shares in other U.S. public companies subject to the reporting requirements of Section 12 of the Exchange Act, from which we are exempt.  We will be subject only to the reporting requirements under Section 15(d) of the Exchange Act.  As a result of having no securities registered pursuant to Section 12 of the Exchange Act, we would be exempt from the rules under the Exchange Act relating to proxy statements and, we would not expect to file proxy solicitation materials regarding our business transaction with the SEC.  Instead, we would prepare and mail proxy solicitation materials in accordance with Delaware law and file such materials with the SEC after mailing. Although we anticipate that our notice materials would contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, our notice materials would not have been reviewed by the SEC and might not contain all of the disclosures required under such rules.

Your only opportunity to evaluate and affect the investment decision regarding a potential business transaction will be limited to the exercise of your put rights, unless we are required by law to seek stockholder approval of the business transaction.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate a business transaction without seeking stockholder approval, public stockholders will not have the right or opportunity to vote on the business transaction, unless such stockholder vote is otherwise required by law.  Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business transaction will be limited to exercising your put rights within period of time set forth in our notice (which period shall not be less than 15 days from the mailing thereof) mailed to our public stockholders in which we describe our business transaction.  In addition, your election to exercise your put rights could still be rejected if holders of more than 88% of our public shares elect to exercise their put rights, or if, as a condition of the consummation of the business transaction, we are required to meet a certain minimum valuation.

If we are unable to consummate a business transaction, our public stockholders will be forced to wait the full 15 months before receiving distributions from our trust account.

We have 15 months in which to complete a business transaction. If we do not consummate a business transaction within 15 months from the date of this prospectus, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, plus a portion of the interest earned on the trust account but net of any taxes, subject to the requirements of applicable law and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders.  If we redeem such shares, such redemption must comply with the applicable provisions of the Delaware General Corporation Law, including Section 160 thereof, governing rights of redemption.  Upon the termination of our corporate existence, the balance of our net assets will be distributed to our remaining stockholders.  Accordingly, if our plan to redeem 100% of our shares of common stock sold in this offering is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution and liquidation to our then existing stockholders for approval prior to the distribution of the proceeds held in our trust account.  In that case, investors may be forced to wait beyond 15 months before the liquidation proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account.  Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation unless we consummate a business transaction prior thereto and only then in cases where investors have sought to put their shares back to us for cash. Only upon our liquidation, if no such redemption occurs, will public stockholders be entitled to liquidation distributions if we are unable to complete a business transaction.

We may not be able to consummate a business transaction within the required timeframe, in which case we will be forced to redeem our public stockholders and liquidate.

Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, plus a portion of the interest earned on the trust account but net of any taxes, subject to the requirements of applicable law  and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders. We may not be able to find a suitable target business within the required 15 month time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any prospective target may be reduced as we approach the deadline for the consummation of a business transaction. We do not have any specific business transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business transaction, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to redeem or liquidate before the completion of a business transaction and distribute the trust account, our public stockholders will receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business transaction within the prescribed time frame and are forced to cease operations and ultimately liquidate our assets, the amount of either of the (i) per share redemption or (ii) per share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business transaction. If we are unable to complete a business transaction and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account (net of any taxes), the initial (i) per-share redemption or (ii) per-share liquidation amounts would be $9.75. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business transaction.

Public stockholders may receive less than their pro rata share of the trust account upon redemption due to claims of creditors.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Upon redemption of our public shares if we are unable to complete a business transaction within the required timeframe or upon the exercise of a put right upon a business transaction, we will be required to provide for payment of claims of creditors which were not waived that may be brought against us within the subsequent 10 years prior to redemption.  Accordingly, the  (i) per share redemption price or (ii) per share liquidation price could be less than the $9.75 per share held in the trust account, plus interest (net of any taxes), due to claims of such creditors. In addition, Mark D. Klein, our chief executive officer and president, and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed wavier is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.  We have not, however, asked Messrs. Klein and Lapping to reserve for such indemnification obligations. Messrs. Klein and Lapping may not be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included as an asset in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return $9.75 per share to our public stockholders.

Our directors may decide not to enforce Messrs. Klein’s and Lapping’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full) and Messrs. Klein and Lapping assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Klein and Lapping to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Klein and Lapping to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $9.75 per share (or approximately $9.74 per share if the underwriters’ over-allotment is exercised in full).

If holders of more than 88% of our public shares indicate their intention to exercise their put rights, our sponsor, directors, officers and their affiliates could affect the outcome of the consummation of our business transaction if they elect to purchase shares from stockholders who would otherwise choose to exercise their put rights.

Any privately negotiated transaction to purchase shares from a stockholder who would otherwise elect to put their shares back to us for a per share pro-rata portion of the trust account would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise their put rights. In the event that our sponsor, officers, directors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their put rights, such selling stockholders would be required to revoke their prior elections to put their shares back to us for cash. This will have the effect of reducing the number of shares put to us and making it more likely that we would be able to consummate our initial business transaction.

Investors are cautioned that none of our sponsor, officers, directors or their respective affiliates or any third parties has agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our sponsor, officers, directors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate a business transaction.

We may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to put their shares back to us for cash.

If holders of shares sold in this offering indicate an intention to seek to put their shares back to us for cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business transaction using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that no more than 88% of our outstanding shares of common stock demand to put their shares back to us for cash where it appears that such requirements would otherwise not be met. This may result in the consummation of a business transaction that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the business transaction; and

•
the public ‘‘float’’ of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of:  (i) our redemption of 100% of our public shares of common stock for a per share pro rata portion of the trust account, plus a portion of the interest earned on the trust account but net of any taxes, (ii) our consummation of a business transaction, and then only in connection with those shares of our common stock that such stockholder properly elected to put to us, subject to the restrictions described in this prospectus or (iii) our liquidation (if redemption does not occur). In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business transaction with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be quoted on the OTC Bulletin Board, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as a requirement that we consummate a business transaction with a target whose fair market value is equal to 80% of the proceeds in our trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, as set forth in this prospectus, prior to completion of a business transaction.  For a more complete discussion of the differences between the terms of this offering and terms of an offerings subject to Rule 419, please see “Proposed Business—Comparison of Offering to Blank Check Companies” below.

If the net proceeds of this offering not being placed in the trust account are insufficient to allow us to operate for at least the next 15 months, we may not be able to complete an initial business transaction.

Upon the date of this prospectus, $800,000 of the net proceeds of this offering not held in the trust account will be available to us for at least the next 15 months to cover expenses incurred in connection with a business transaction or to cover expenses in connection with our liquidation if we do not complete a business transaction during that time. These amounts may prove to be insufficient especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business transaction, or if we expend a significant portion of the available proceeds in pursuit of a business transaction that is not consummated.

We could use a portion of the $800,000 not held in trust to pay due diligence costs in connection with a potential business transaction or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into such an agreement with a prospective target where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of a merger or other agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the sponsor or from third parties, to continue operating. We may not be able to obtain additional financing and our sponsor and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business transaction.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business transaction.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading "investment securities" constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business transaction and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an "investment company" within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business transaction; or (ii) absent a business transaction, our return of the funds held in the trust account to our public stockholders as part of our redemption of public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and us to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, in the event we do not consummate a business transaction within 15 months from the date of this prospectus,  this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we do not consummate a business transaction within 15 months from the date of this prospectus, our sponsor, officers and directors have agreed that we will (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, plus a portion of the interest earned on the trust account but net of any taxes, subject to the requirements of Delaware General Corporation Law Section 160 and other applicable law and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders.  Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them pursuant to a dissolution, and our redemption of 100% of the shares sold in this offering may be deemed a liquidating distribution.  If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.  Because we will not be complying with certain procedures set forth in Section 280 of the Delaware General Corporation Law, as set forth above, a stockholder who received distributions in the redemption may be liable for the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder until the third anniversary of the dissolution.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we may not be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

We intend to consummate a business transaction with an operating company, but do not have a particular focus on businesses or assets involved in any particular industry. As we have not currently selected any target business with which to complete a business transaction, investors in this offering are unable to currently ascertain the merits or risks of the target business, may not be able to vote in connection with such business transaction and will be relying on our management’s ability to identify a target business or businesses and complete a business transaction.

We intend to focus on identifying a prospective target business, and have not focused on any particular business or industry. As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business until we provide our stockholders with a notice concerning the business transaction.  Currently, since we may consummate a business transaction without seeking stockholder approval, stockholders will not be afforded the opportunity to vote upon any proposed business transaction, unless we are required to seek stockholder approval by law.  To the extent we complete a business transaction we may be affected by numerous risks inherent in the business operations of those entities which our management may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

International and political events could adversely affect our results of operations and financial condition.

We may enter into an initial business transaction with a non-U.S. entity and, accordingly, a significant portion of our post business transaction revenue may be derived from non-U.S. operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.
Operations in countries other than the U.S. are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	natural disasters, including those related to earthquakes and flooding;
•	inflation;
•	currency fluctuations, devaluations, and conversion restrictions;
•	confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;
•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits may be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the U.S. may fail to comply with applicable laws.

Unlike most other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our business transaction.  Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of the our stockholders

Most blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement.  Because we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to the exercise of put rights) at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on our management’s ability to identify business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations.  Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

We may not obtain an opinion from an independent investment banking firm as to the fair market enterprise value of the target business or that the price we are paying for the business is fair to our stockholders.

Unless we consummate a business transaction with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that either the target business we select has a certain fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction or that the price we are paying is fair to our stockholders unless our board of directors is not able to independently determine that a target business or businesses have a sufficient fair market enterprise value or there is a conflict of interest with respect to the transaction. The fair market enterprise value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

We may issue shares of our capital stock to complete a business transaction, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 86,444,444 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and of the 1,000,000 shares of preferred stock a total of 1,000,000 will be available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business transaction. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business transaction, see the section below entitled “Proposed Business—Effecting a Business Transaction—We Have Not Identified a Target Business.”

Substantial resources could be expended in researching initial business transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business transaction.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business transaction we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business transaction.

Our ability to successfully effect a business transaction and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers and directors.

Our ability to successfully effect a business transaction is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, key personnel and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although such personnel may not be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business transaction.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business transaction. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business transaction. These conflicts may not be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become, affiliated with entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors or their affiliates have been principals of, or affiliated or associated with, other blank check companies, and/or may in the future become, affiliated with additional entities engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor.  For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see “Management—Conflicts of Interest.”

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business transaction. These agreements may provide for them to receive compensation following a business transaction and, as a result, may cause them to have conflicts of interest in determining whether a particular business transaction is in the best interest of our public stockholders.

Our management may not be able to remain with the company after the consummation of a business transaction unless they are able to negotiate employment or consulting agreements in connection with a business transaction. If, as a condition to a potential initial business transaction, our existing officers negotiate to be retained after the consummation of the business transaction, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. In making the determination as to whether current management should remain with us following the business transaction, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business transaction that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business transaction.

We will only have a limited ability to evaluate the management of the target business.

We intend to closely scrutinize the management of the target business; however, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business transaction between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate, a business transaction with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business transaction is fair to our stockholders from a financial point of view.

Since our sponsor will lose its entire investment in us if a business transaction is not consummated and may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business transaction.

Our sponsor owns 638,889 shares of our common stock, up to 83,333 of which will be forfeited if the underwriters’ over-allotment is not exercised in full (which were purchased for $25,000) that will be worthless if we do not consummate a business transaction. In addition, our sponsor has agreed to purchase warrants exercisable for our common stock (for $1,500,000), which will also be worthless if we do not consummate a business transaction. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers and our directors may influence their motivation in identifying and selecting a target business transaction and completing an initial business transaction. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business transaction may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public stockholders.

The requirement that we complete a business transaction by                        , 2012 [15 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business transaction.

If we have not consummated a business transaction within 15 months from the date of this prospectus, we will redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes, and then adopt a plan of dissolution pursuant to which we will liquidate and promptly distribute the balance of our net assets to our remaining stockholders (subject to our obligations under Delaware law for claims of creditors). Any potential target business with which we enter into negotiations concerning a business transaction will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business transaction, knowing that if we do not complete a business transaction with that particular target business, we may be unable to complete a business transaction with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business transaction by                        , 2012 [15 months from the date of this prospectus]  may motivate our officers and directors to approve a business transaction that is not in the best interests of stockholders.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business transactions. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business transaction by                        , 2012 [15 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid and we will liquidate. On the other hand, if we complete a business transaction within such time period, those expenses will be repaid by the target business.

Consequently, our officers and directors may have an incentive to complete a business transaction other than just what is in the best interest of our stockholders.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

Our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities quoted on the OTC Bulletin Board, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.  You may be unable to sell your securities unless a market can be established or sustained.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

We will probably complete only one business transaction with the proceeds of this offering and the private placement of the insider warrants, meaning our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

The net proceeds from this offering will provide us with approximately $48,750,000 (approximately $56,025,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business transaction. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, notice disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market enterprise value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business transaction than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only one business transaction with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business transactions, or that operate in diversified industries or industry segments.

We may not be able to maintain control of a target business after our initial business transaction.

We may structure a business transaction to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. However, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike other blank check companies, we allow our public stockholders holding no more than 88% of the shares sold in this offering to exercise their put rights. This higher threshold will make it easier for us to consummate a business transaction with which you may not agree.

Following our mailing of a notice describing our business transaction, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash.   In the event we are required to seek stockholder approval of the business transaction, our public stockholders (but not our sponsor with respect to any shares it owned prior to the date of this prospectus) will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof) to put their shares back to us for cash.  In neither circumstance shall a request to put stock to us be granted if the business transaction is not consummated.  In the event we are required to seek stockholder approval of our business transaction, we will distribute a notice setting forth the details of a proposed business transaction to our stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  In any event, however, our sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in either our ability to proceed with a business transaction, or the approval of a business transaction, as the case may be, even if a majority our public stockholders indicate their intention to exercise their put rights, or vote against such business transaction, as the case may be. Many other blank check companies have a threshold of 20%, which makes it more difficult for such companies to consummate their initial business transaction. Thus, because we permit holders of no more than 88% of our public shares to exercise their put rights (regardless of whether we distribute notice materials), it will be easier for us to consummate an initial business transaction with a target business which you may believe is not suitable for us.  In the event we mail only a notice, you would not have the ability to vote on the business transaction, and would only be able to exercise your put rights.

The exercise price for the public warrants is higher than in similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in similar blank check companies.  Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the IPO.  The exercise price for our public warrants is $11.50 per share.  As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

The ability of a larger number of our stockholders to exercise put rights may not allow us to consummate the most desirable business transaction or optimize our capital structure.

If our business transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such put rights, we may either need to reserve part of the trust account for possible payment upon such put, or we may need to arrange third party financing to help fund our business transaction in case a larger percentage of stockholders exercise their put rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business transaction available to us.

Even if holders of no more than 88% of our public shares elect to exercise their put rights, we may be unable to consummate a business transaction.

Although we permit holders of no more than 88% of our public shares to exercise their put rights, a potential target may make it a closing condition to our business transaction that we exceed a certain minimum net asset valuation at the time of closing.  If the number of our public stockholders electing to exercise their put rights would have the effect of reducing the amount of money available to us to consummate a business transaction below such minimum net asset valuation, we would not be able to consummate our business transaction.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters, modified governing instruments and paid premiums in open market purchases of public shares.  We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments or pay a premium in open market purchases of public shares in order to effectuate our initial business transaction.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters, modified governing instruments and paid premiums in open market purchases of public shares.  For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus.  We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments or pay a premium in open market purchases of public shares in order to effectuate our initial business transaction.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business transaction, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business transaction. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), and after giving effect to the private placement of insider warrants, our sponsor will own 10% of our issued and outstanding common stock (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow our sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business transaction. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to re-elect existing directors or elect new directors prior to the consummation of a business transaction, in which case all of the current directors will continue in office until at least the consummation of the business transaction. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome of an election of directors. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

We may be unable to obtain additional financing, if required, to complete a business transaction or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business transaction.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business transaction. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business transaction, the depletion of the available net proceeds in search of a target business, or the obligation to pay cash for a significant number of shares put to us, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business transaction.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to such common stock is available.

We will likely redeem the warrants if the market price of our common stock reaches $17.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.”  “Cashless exercise” means the warrant holder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price.  Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants.  For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the common stock has a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of common stock.  The holder would have received 875 shares of common stock if the exercise price was paid in cash.  If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business transaction.

In connection with this offering, we will be issuing warrants to purchase up to 5,000,000 shares of common stock (5,750,000 if the underwriters’ over-allotment option is exercised in full). In addition, we will sell to the sponsor insider warrants to purchase up to 3,000,000 shares of common stock on or before the date of this prospectus. To the extent we issue shares of common stock to effect a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant.  As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.   Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	the ability of our management and their experience in identifying operating companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	the general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business transaction may prove inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our sponsor acquired its shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 59.55% or $5.96 per share (the difference between the pro forma net tangible book value per share after this offering of $4.04 and the initial offering price of $10.00 per unit).

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2011. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Recent revisions to section 1-202 and 2-202 of Regulation S-X and Item 308 of Regulations S-B and S-K require the expression of a single opinion directly on the effectiveness of our internal control over financial reporting from our independent registered public accounting firm. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business transaction, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the initial shares and the insider warrants, and the shares of common stock issuable upon exercise of the insider warrants. The registration rights will be exercisable with respect to the initial shares and the insider warrants and the shares of common stock issuable upon exercise of such insider warrants at any time commencing upon the date that such shares are released from escrow. We will bear the cost of registering these securities. If our sponsor exercises its registration rights in full, there will be an additional 555,556 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) and up to 3,000,000 shares of common stock issuable on exercise of the insider warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business transaction more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor are registered.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business transaction with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business transaction meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will be required to provide historical and /or pro forma financial information to our stockholders when seeking approval of a business transaction with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Because of our limited resources and the significant competition for business transaction opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business transaction.

Based on publicly available information, approximately 162 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, 87 companies have consummated a business transaction, while 8 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business transactions, but have not yet consummated such business transactions and another 60 have already or will be liquidating. Accordingly, there are approximately 7 blank check companies with approximately $2.3 billion in trust accounts that are seeking to enter into a business transaction. This will subject us to competition from a considerable number of companies seeking to consummate a business transaction. Because of this competition, we may not be able to effectuate a business transaction within the required time period. Further, the fact that only 95 of such companies have either consummated a business transaction or entered into a definitive agreement for a business transaction may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business transaction may delay the consummation of a transaction. Also, our obligation to pay cash for the shares of common stock put back to us in certain instances may reduce the resources available for a business transaction. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business transaction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business transactions, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for expenses. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business transaction;

•	our ability to consummate an attractive business transaction due to our limited resources and the significant competition for business transaction opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	our sponsor’s ability to control or influence the outcome of matters requiring stockholder approval due to its substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common stock;

•	the adverse effect on the market price our common stock due to the existence of registration rights with respect to the securities owned by our sponsor;

•	the lack of a market for our securities;

•	our dependence on our key personnel;

•	business and market outlook; and

•	costs of complying with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public(1)	$50,000,000	$57,500,000
Proceeds from private placement	1,500,000	1,500,000

Total gross proceeds	$51,500,000	59,000,000

Estimated offering expenses(2)
Underwriting discount(3)	$1,500,000	$1,725,000
Contingent Fees (4)	2,000,000	2,300,000
Legal fees and expenses	$250,000	$250,000
Printing and engraving expenses	50,000	$50,000
Accounting fees and expenses	37,500	37,500
SEC filing fee	6,898	6,898
FINRA filing fee	12,862	12,862
Blue Sky filing fees	35,000	35,000
Miscellaneous expenses	57,739	57,739

Total offering expenses	$3,950,000	$4,475,000

Net proceeds	$47,550,000	$53,025,000
Net offering proceeds not held in trust	800,000	800,000

Total proceeds held in trust (including contingent fees)	$48,750,000	56,025,000
Percentage of public offering proceeds held in trust	97.5%	97.4%

	Amount	Percentage

Use of net proceeds not held in trust (5)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$100,000	12.5%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business transaction	300,000	37.5%
Administrative services and support payable to our sponsor ($7,500 per month for up to 15 months)	112,500	14%
Reserve for liquidation expenses	30,000	3.75%
Other miscellaneous expenses, D&O insurance, audit fees and reserves	257,500	32.19%

Total	$800,000	100%

(1)  Includes amounts payable to public stockholders holding up to 4,400,000 of the shares sold in this offering (or 5,060,000 shares if the underwriters’ over allotment option is exercised in full) who properly exercise their put rights. Such amounts may become payable to our public stockholders who have properly exercised their put rights upon our successful consummation of our initial business transaction. Assuming a per share put price of $9.75 per share (or approximately $9.74 per share stock if the underwriters’ over allotment option is exercised in full), $42,900,000 of the proceeds of this offering (or approximately $49,284,400 if underwriters’ over allotment option is exercised in full) would be payable to such stockholders.

(2)  A portion of the offering expenses have been pre-funded with the proceeds of a $10,000 loan from our sponsor. This loan will be repaid out of the proceeds of this offering upon the consummation of this offering.

(3)  No discounts or commissions will be paid with respect to the purchase of the insider warrants.  For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon consummation of this offering.

(4)  This amount includes the following additional contingent fees that will become payable to Morgan Joseph from the amounts held in the trust account solely in the event we consummate our initial business transaction: (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent placement fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction. Assuming no exercise of the underwriters’ over-allotment option, no consummation of an initial business transaction with a business or asset introduced to us by Morgan Joseph, and 88% of our public stockholders put their shares back to us for cash, we estimate the 1% advisory fee to equal $500,000 and a 2.5% contingent fee to equal $133,750.

(5) These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business transaction based upon the level of complexity of such business transaction.  In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

Of the net proceeds of this offering, an aggregate of $48,750,000 (or $56,025,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account at [Deutsche Bank], maintained by Continental Stock Transfer & Trust Company, as trustee. None of the funds held in trust will be released from the trust account, other than to pay taxes, until the earlier of (i) the consummation of a business transaction and (ii) the redemption of 100% of our public shares of common stock for a per share pro rata portion of the trust account approximately 15 months from the date hereof. The proceeds held in the trust account (net of taxes but exclusive of any contingent fees payable to Morgan Joseph or used to pay public stockholders who have exercised their put rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business transaction or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business transaction. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released to us on the closing of our initial business transaction with a target business, subject to any amounts payable upon the exercise of put rights.

Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate. In return for the $7,500 that is customarily permitted to be paid between blank check companies and their sponsors for administrative related and general office services expenses in financings of this nature, our sponsor has agreed to permit us to use its office space and services under its existing office lease. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business transaction and 15 months from the date of this prospectus.

We intend to use a portion of the $800,000 not held in trust for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business transaction, as well as a possible down payment, reverse break up fees (a provision which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses), if necessary. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business transaction, if we were to enter into such a an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We may not use all of the proceeds in the trust account in connection with a business transaction, either because the consideration for the business transaction is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business transaction, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business transaction, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business transaction, the proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

Our sponsor has loaned to us $10,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC filing fees, FINRA filing fees, and legal and audit fees and expenses. The loan will be payable without interest upon the earlier of December 31, 2010 or on the closing of this offering. The loan will be repaid out of the proceeds of this offering not held in the trust account.

The proceeds held in the trust account may be invested by the trust account agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940.

Other than the $7,500 per month general and administrative services fees described above, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, officers, directors or any of our or their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of, a business transaction. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business transactions, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of a business transaction,” “Due diligence (excluding accounting and legal due diligence) of prospective targets” and “Other miscellaneous expenses, D&O insurance and reserves.” Since the role of present management after a business transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business transaction.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on such public stockholder’s portion of the trust account, but net of taxes) only in the event of our liquidation, if such public stockholder properly put his shares to us for cash in accordance with the conditions set forth in this prospectus or if we redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) if we do not consummate a business transaction within 15 months from the date of this prospectus. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor has waived its right to put back to us any of its initial shares for a pro rata share of the trust account. Additionally, our sponsor, directors and officers have agreed not to exercise their put rights with respect to shares acquired during or subsequent to this offering. Our sponsor has waived its rights to participate in any redemption with respect to its initial shares upon our redemption of shares sold in this offering if we fail to consummate an initial business transaction within 15 months. However, if our sponsor or any of our officers, directors or affiliates acquire shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption in the event we do not consummate a business transaction within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business transaction. The payment of any dividends subsequent to a business transaction will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 10% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be put to us for cash), by the number of outstanding shares of our common stock.

At November 11, 2009, our net tangible book value was ($1,076) or approximately ($.002) per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at November 11, 2009 would have been  $4,673,924 or $4.04 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 4,400,000 shares of common stock that may be put to us for cash, assuming no exercise of the underwriters’ over-allotment option) of $4.04 per share to our sponsor and an immediate dilution of $5.96 per share or 59.56% to new investors not exercising their put rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(.002)
Increase attributable to new investors	4.04

Pro forma net tangible book value after this offering		4.04

Dilution to new investors		$5.96

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $48,750,000 because holders of 88% of our public shares may elect to put their shares back to us for cash at a per share put price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business transaction, net of taxes, divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our sponsor and the new investors:

	Total shares(1)		Total consideration		Average price per share (1)

	Number	%	Amount	%

Sponsor	555,556	10%	$25,000	0.01%	$0.05
New investors	5,000,000	90	50,000,000	99.99	$10.00

Total	5,555,556	100%	$50,025,000	100.00%

(1)  Assumes no exercise of the underwriters’ over-allotment option and that 83,333 initial shares of common stock have been forfeited by our sponsor as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(1,076)
Net proceeds from this offering and sale of insider warrants	49,550,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	25,000
Less: Contingent Fees	(2,000,000)
Less: Proceeds held in the trust account which may be put to us for cash ($9.75 x 4,400,000 shares)	(42,900,000)
$4,673,924

Denominator:

Shares of common stock outstanding prior to this offering(1)	555,556
Shares of common stock included in the units offered	5,000,000
Less: Shares of common stock subject to put right ([4,400,000] × 100%)	(4,400,000)

$1,155,556

(1)           Assumes no exercise of the underwriters’ over-allotment option and that 83,333 initial shares of common stock have been forfeited by our sponsor as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization as of November 11, 2009 and our capitalization as adjusted to give effect to this offering and the sale of the insider warrants and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted

Total debt	$10,000	$—
Note payable to shareholder (1)	10,000
Contingent Fees ($0.40 per share) (2)		2,000,000
Common Stock, 83,333 shares subject to forfeiture, actual; 4,400,000 shares subject to possible put right at $9.75 per share, as adjusted	$—	$42,900,000

Stockholders’ equity:

Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	$—	$—
Common Stock, $0.0001 par value, 100,000,000 shares authorized, 555,556 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), actual; 100,000,000 shares authorized, 5,555,556 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), including 4,400,000 shares subject to possible put right, as adjusted(3)	64	556
Additional paid-in capital	24,936	4,674,444
Deficit accumulated during the development stage	(1,076)	(1,076)

Total stockholders’ equity	$23,924	$4,673,924

Total capitalization	$33,924	$49,573,924

(1)  Amounts loaned pursuant to the promissory note issued to our sponsor are due on the earlier of December 31, 2010 and the closing of this offering.

(2)  Includes contingent fees payable to Morgan Joseph solely in the event we consummate a business transaction, as follows (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent placement fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction.

(3)  If we consummate a business transaction, the put rights afforded to our stockholders may result in the conversion into cash of no more than 88% of the aggregate number of shares sold in this offering at a per-share put price equal to the amount in the trust account, as of two business days prior to the consummation of the proposed business transaction, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly-organized blank check company formed on October 29, 2009, for the purpose of acquiring one or more operating businesses or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction.  We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.   We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to use cash from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting our initial business transaction. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
may likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business transaction, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

Related Party Transactions

Our sponsor has loaned $10,000 to us as of the date of this prospectus to pay a portion of our expenses related to this offering, such as SEC filing fees, FINRA filing fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of December 31, 2010 or the closing of this offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account.

Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate. In return for the $7,500 that is customarily permitted to be paid between blank check companies and their sponsors in financings of this nature for administrative related and general office services expenses, our sponsor has agreed to permit us to use its office space and services under its existing office lease. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business transaction and 15 months from the date of this prospectus.

Mark D. Klein, our chief executive officer and president, and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.

In addition, in the event we are forced to liquidate and do not have sufficient funds from our remaining assets outside of the trust account, our sponsor has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our sponsor through its payment of $25,000 for the purchase of 638,889 shares of our common stock (up to 83,333 of which shares are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), and its advance of $10,000.

We estimate that the net proceeds from the sale of the units in this offering will be approximately $48,750,000 (or $56,025,000 if the underwriters’ over-allotment option is exercised in full), after giving effect to $800,000 from the proceeds of this offering not being held in trust.

We intend to use substantially all of the funds held in the trust account (net of taxes), to consummate our initial business transaction. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business transaction, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We believe that, upon the date of this prospectus, the $800,000 not held in trust will be sufficient to allow us to operate for at least the next 15 months. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations of prospective target businesses, reviewing corporate, title, environmental, financial documents and material agreements regarding prospective target businesses, audit fees and structuring, negotiating and consummating the business transaction. In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.50 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements.

The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist.  However, we expect that the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

We estimate that we will incur approximately:

•	$100,000 of expenses for the due diligence (excluding accounting and legal due diligence) of prospective target businesses by our officers, directors and sponsor;

•	$300,000 of legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating of an initial business transaction;

•	$112,500 for administrative services and support payable to our sponsor ($7,500 per month for 15 months);

•	$30,000 reserve for liquidation expenses; and

•	$257,500 that will be used for other miscellaneous expenses and reserves, including for director and officer liability insurance premium, audit fees, as well as stock transfer agent expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the date of this prospectus until the consummation of our initial business transaction to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business transaction that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction.

We have evaluated the appropriate accounting treatment for the insider warrants and the warrants attached to the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the insider warrants is greater than the fair value of such warrants.  Therefore, we will not be required to incur a compensation expense in connection with the purchase by our sponsors of the insider warrants.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business transaction. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business transaction and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business transaction may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of November 11, 2009, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, or “FIN 48”. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (October 29, 2009). The adoption of FIN 48 had no effect on our financial position or results of operations.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements,” or “SFAS 157”. The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are still evaluating the impact that this standard will have on our financial position and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” or SFAS 159. SFAS 159 creates a “fair value option” under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. SFAS 159 is effective for us beginning with fiscal year 2009. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial position and results of operation.

PROPOSED BUSINESS

Introduction

57th Street General Acquisition Corp. is a newly-organized, blank check company formed on October 29, 2009 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction an unidentified operating business or assets.  We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.  We do not have any specific merger capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the significant strength of our management team. Each of our executive officers and directors has over 20 years of experience advising, acquiring, financing and selling private and public companies in a variety of industries and has prior experience with a blank check company. We believe that our extensive contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities. In addition, our executive officers and the majority of our directors have already been involved in the successful initial public offering and the subsequent consummation of a business combination for a blank check company, Great American Group, Inc. (formerly, Alternative Asset Management Acquisition Corp.).  Our executive officers played a key role throughout the business combination transaction for Great American Group, Inc, including assisting in identifying numerous suitable acquisition candidates including the ultimate target, structuring and negotiating the transaction and assisting in the proxy solicitation of stockholder approval for such acquisition.

We do not have any specific initial business transaction under consideration, and we have not nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

Business Strategy

We will use the same disciplined approach that our management team has used in the past when acquiring target businesses.   We have identified the following criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•
History of profitability and free cash flow.  We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

•
Strong management team.  We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

•
Opportunities for add-on acquisitions.  We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

•
Spin-offs / divestitures from larger companies.  We will focus on one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment.

•
Defensible business niche.  We will focus on one or more businesses or assets that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Diversified customer and supplier base.  We will pursue one or more businesses or assets that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

We have not established any other specific attributes or criteria (financial or otherwise) for business transaction opportunities. In evaluating business transaction opportunities, we may also consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business transactions; and

•	costs associated with effecting the business transaction.

Competitive strengths

We believe our specific competitive strengths to be the following:

•
Prior Blank Check Company Experience .   Our management team, including our executive officers and the majority of our directors, has already been involved in the successful initial public offering and the subsequent consummation of a business combination for a prior blank check company, Great American Group, Inc. (formerly, Alternative Asset Management Acquisition Corp). AAMAC completed an initial public offering in August 2007, raising gross proceeds of $414 million at an offering price of $10.00 per unit. In August 2008, AAMAC acquired Great American Group, a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms.  Messrs. Levitt and Klein, our Chairman and Chief Executive Officer, respectively, played a key role throughout the business combination transaction, including assisting in identifying various suitable acquisition candidates, including the ultimate target, structuring and negotiating the transaction and assisting in the proxy solicitation of stockholder approval for such acquisition. They continue to serve as independent directors of Great American Group, Inc. We believe our management’s prior acquisition experience with a blank check company represents a significant competitive advantage.

•
Extensive Public, Private Equity and Mergers and Acquisitions Contacts.   Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

•
Management Operating and Investing Experience.   Each of our executive officers and directors has over 20 years of experience advising, acquiring, financing and selling private and public companies in various industries. Furthermore, our management team has extensive experience working together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets.  Our management team has acquisition and operating experience in a number of businesses in various industries (such as industrial manufacturing, retail, real estate, financial services, healthcare, business services and consumer products). We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

Status as a public company

We believe our structure will make us an attractive business transaction partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business transaction. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business transaction with us. Furthermore, once a proposed business transaction is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong financial position and flexibility

With a trust account initially in the amount of $48,750,000 and a public market for our common stock, we offer a target business a variety of options to facilitate a future business transaction and fund growth and expansion of business operations. Because we are able to consummate a business transaction using our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business transaction requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business transaction. Since we have no specific business transaction under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business transaction. Accordingly, our flexibility in structuring a business transaction will be subject to these contingencies.

Effecting A Business Transaction

General

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction an unidentified operating business or assets.  We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.  Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.  We do not have any specific merger capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business transaction. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business transaction as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business transactions.

We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We intend to furnish our public stockholders with a notice containing substantially the same material required in a Schedule 14C information statement setting forth the details of our proposed business transaction. Following our mailing of such notice, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash.  We will consummate our initial business transaction only if no more than 88% of our public shares are put to us for cash.  Upon the consummation of our business transaction, each of our public stockholders who properly elect to put their shares back to us for cash will receive the pro-rata portion of the trust account attributable to their shares of common stock, less taxes.

We will proceed with the consummation of a business transaction only if (i) our board of directors approves such business transaction and authorizes the mailing of a notice in connection with the proposed business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.

In the event we are required to seek stockholder approval to effect our business transaction, we will distribute a notice setting forth the details of the proposed business transaction to our public stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the notice materials as the last date on which stockholders may vote their shares of common stock) are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  Our sponsor, officers, directors or their affiliates may participate in privately-negotiated transactions (as described in this prospectus), which could result in the approval of a business transaction even if more than 50% of our stockholders indicated their intention to vote against the business transaction.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business transaction, and we may effect an initial business transaction using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business transaction. In the case of an initial business transaction funded with assets other than the trust account assets, our notice disclosing the business transaction would disclose the terms of the financing and, only if required by law, regulation or a rule of the OTC Bulletin Board, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the OTC Bulletin Board, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business transaction would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business transaction. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business transaction. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business transaction candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business transaction with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business transaction on favorable terms.

Because we are not subject to a limitation that a target business have any specific fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, in any proposed business transaction, we must initially acquire a controlling interest in the target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business transaction. To the extent we effect a business transaction with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business transaction, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business transaction partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business transaction. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation  may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our sponsor, officers or directors, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business transaction. Furthermore, we have adopted a policy prohibiting our sponsor, officers and directors or any of our or their affiliates from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business transaction.

While we do not intend to pursue an initial business transaction with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a target business, we would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business transaction is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business transaction

In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment. We have not conducted any specific research to date with respect to our potential acquisition candidates nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business transaction. Since we have not yet analyzed the businesses available for acquisition nor have we identified a target business, we have not established any other specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

Investment Criteria

The criteria set forth in “Proposed Business—Business Strategy” are not intended to be exhaustive. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business transaction consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business transaction without such a waiver agreement.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any prospective target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional business transaction opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business transaction is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business transaction.

 Possible lack of business diversification

We may seek to effect business transactions with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business transaction, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business transactions of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business transaction with only a single entity or asset, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business transaction, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business transaction will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business transaction cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business transaction, they may not devote their full time and efforts to our affairs subsequent to a business transaction. Moreover, they would only be able to remain with us after the consummation of a business transaction if they are able to negotiate employment or consulting agreements in connection with such business transaction. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business transaction, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

No opportunity for stockholder approval of business transaction

We will not seek stockholder approval before we effect our initial business transaction unless the business transaction would require stockholder approval under applicable state law.  We will mail our public stockholders a notice setting forth the details of a proposed business transaction.  Following our mailing of such notice, our public stockholders will have the right, up until the date provided in such notice (which date shall not be less than 15 days from the mailing thereof), to elect to put their shares back to us for cash.  We intend to prepare such notice in substantially the same form as a Schedule 14C information statement prepared in accordance with the Exchange Act, which will include, among other matters [a description of the operations of the target business, and if applicable, historical financial statements of a target business].

The company does not intend to register its securities offered hereby pursuant to Section 12 of the Exchange Act because the company does not believe its securities will be held of record by more than 500 persons and it does not intend to list its securities on a national securities exchange.  Rather, the company will be subject to the reporting obligations under Section 15(d) of the Exchange Act.  As a result of having no securities registered pursuant to Section 12 of the Exchange Act, we would be exempt from the rules under the Exchange Act relating to proxy statements and, we would not expect to file proxy solicitation materials regarding our business transaction with the SEC.  Instead, we would prepare and mail proxy solicitation materials in accordance with Delaware law and file such materials with the SEC after mailing. Although we anticipate that our notice materials would contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, our notice materials would not have been reviewed by the SEC and might not contain all of the disclosures required under such rules.  In the event our securities are held of record by more than 500 persons or our securities are approved for listing on a national securities exchange, we will prepare and file with the SEC preliminary proxy materials, as required by the applicable rules of the Exchange Act.

We will not submit an initial business transaction to our stockholders for approval unless we are required to do so under applicable law.   In connection with seeking stockholder approval of a business transaction, we would also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business transaction.  If we are required to seek stockholder approval of our business transaction, we will proceed with such business transaction only if a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the relevant notice materials as the last date on which stockholders may vote their shares of common stock) are voted in favor of the business transaction and a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual corporate existence, and any other proposal requiring approval of a majority of our outstanding shares of stock.  Our sponsor, officers, directors or their affiliates may participate in privately-negotiated transactions (as described in this prospectus), which could result in the approval of a business transaction even if a majority of the shares of common stock voted by our public stockholders indicate their intention to vote against the business transaction, regardless of whether they elect to exercise their put rights.  Voting in connection with the business transaction alone will not result in a stockholder’s exercise of their put rights for a per share pro rata portion of the trust account (net of taxes). Such stockholder must have also exercised its put rights described elsewhere in this prospectus. Any vote to extend the corporate life to continue perpetually following the consummation of a business transaction will be taken only if the business transaction is approved. We will only consummate a business transaction if stockholders vote both in favor of such business transaction and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business transaction would require the affirmative vote of a majority of the shares of common stock outstanding.

If a stockholder vote is required to approve any business transaction, our sponsor has agreed to vote its initial shares in favor of approving a business transaction. Under such circumstances, our sponsor and our officers and directors have also agreed to vote any shares of common stock acquired by them in this offering or in the aftermarket in favor of a business transaction submitted to our stockholders for approval.

Presented in the table below is a graphic explanation of the types of initial business transactions we may consider and whether stockholder approval would be required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of Assets	No
Purchase of Stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Given the interest that they have in approval of the business transaction, it is possible that our sponsor, officers, directors and their respective affiliates may acquire securities from public stockholders who have elected to put their shares back to us for cash in order to obtain the requisite level of shares we are required to maintain so that we can proceed with the consummation of our business transaction. Although our sponsor, officers, directors and their respective affiliates have no intention of entering into stock purchase arrangements with our public stockholders subsequent to this offering, they may do so in the future, both as an expression of confidence in the value of our shares of common stock following our initial business transaction and as a means of increasing the likelihood that we will be able to proceed with our initial business transaction, as the case may be. Such purchases, should they occur at all, may be negotiated after the time when stockholders elected to put their shares back to us for cash. Any shares purchased from stockholders by our sponsor, officers, directors or their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such stockholders on the one hand and our sponsor, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholder’s position in our company and the method and timing of payment to such stockholder. The proceeds of our trust account may be used to facilitate such purchases.

Any privately negotiated transaction to purchase shares from a stockholder who would otherwise choose to put their shares back to us for cash, would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees to refrain from putting their common stock to us as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of stockholders who have elected, or otherwise indicated their intention, to exercise their put rights.

Investors are cautioned that neither our sponsor, officers, directors and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and their failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our sponsor, officers, directors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate the business transaction.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom the sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of put requests submitted by stockholders following our mailing of a notice in connection with our initial business transaction.  To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to put their shares of common stock back to us for cash. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, directors and/or their affiliates would then revoke their election to put such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business transaction by potentially reducing the number of shares put to us for cash.

Upon the completion of our business transaction, unless required by Delaware law, the federal securities law, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Put rights

Unlike other blank check companies, we will allow holders of no more than 88% of our public shares of common stock to put their shares back to us for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes.

Our public stockholders will be able to put their shares of common stock back to us for cash as follows:  (i) if no stockholder vote is required by law, in connection with our distribution of a notice setting forth the details of a proposed business transaction, within the time set forth in our mailing of such notice (which time shall not be less than 15 days from the mailing thereof); or (ii) if a stockholder vote is required by law, in connection with our distribution of a notice setting forth the details of a proposed business transaction, at any time after the mailing to our public stockholders of the notice and up to two business days prior to the vote taken with respect to a proposal to approve such business transaction at a meeting held for that purpose; however, in no event will a request to put such shares be granted unless the business transaction is approved and consummated.

We intend to distribute a notice (setting forth substantially the same information that would be contained in a Schedule 14C information statement prepared in accordance with the Exchange Act) to our public stockholders, and do not intend to seek stockholder approval in connection with our proposed business transaction, unless required to do so by law.  Each of our public stockholders properly electing to put their shares back to us for cash by the date set forth in the notice we mail to such stockholders (which date shall be at least 15 days from the mailing thereof) shall be entitled to receive a per share pro rata distribution of the trust account, together with any pro rata interest earned thereon but net of taxes, upon the consummation of our business transaction.  We will not grant any request to put such shares in the event such business transaction is not consummated, or if a public stockholder does not properly elect to exercise their put rights, as set forth in our notice.

Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from seeking put rights with respect to more than an aggregate of 10% of the shares sold in this offering.  We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their put right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms.  Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek to exercise its put rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms.  By limiting our stockholders’ ability to put back to us no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business transaction which is favored by our other public stockholders or board of directors.  In the event we are required to seek stockholder approval of our business transaction, however, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business transaction.

In the event we are required to seek stockholder approval to effect our business transaction, we will distribute a notice setting forth the details of a proposed business transaction to our stockholders and proceed with a business transaction only if (i) a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the notice materials as the last date on which stockholders may vote their shares of common stock) are voted in favor of the business transaction and (ii) holders of no more than 88% of our public shares elect to put their shares back to us for cash.  Our sponsor, officers, directors or their affiliates may participate in privately-negotiated transactions (as described in this prospectus), which could result in the approval of a business transaction even if more than 50% of our stockholders indicated their intention to vote against the business transaction.  If we are unable to consummate a business transaction within such 15 month period, we will (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

In the event we are required by law to seek stockholder approval to our public stockholders in connection with a proposed business transaction, public stockholders voting in favor of the business transaction and electing to exercise its put rights shall be entitled to receive a per share pro rata distribution of the trust account (together with a pro rata portion of any interest earned thereon), and our public stockholders voting against the business transaction and electing to exercise their put rights shall be entitled to receive a per share pro rata distribution of the trust account (exclusive of any interest earned on the trust account); however, such requests for put rights shall only be granted and distributed upon the consummation of our business transaction.

We may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to put their shares back to the company to ensure that no more than 88% of our public shares elect to put their shares back to us for cash.  Although it is not currently anticipated that the company will pay any premium purchase price for such public shares, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration, who will experience a reduction in book value per share compared to the value received by stockholders that successfully have their shares purchased by the company at a premium.

The foregoing “put right” is different from the “conversion” thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies are unable to complete business transactions because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business transaction.

Additionally, we may require our public stockholders seeking to exercise their put rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the notice mailed to such holders (which date shall be at least 15 days from the mailing thereof), or at a date which is up to two business days prior to the vote on the proposal to approve the business transaction, as applicable, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The notice materials that we will furnish to holders of our public shares in connection with our initial business transaction will indicate whether we are requiring public stock holders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our notice through a date which is set forth in the notice mailed to our holders, or up to two days prior to the vote on the business transaction, as applicable, to tender his shares if he wishes to seek to exercise his put rights.  Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the putting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise put rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of exercising put rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise put rights to tender their shares prior to the consummation of the proposed business transaction and the proposed business transactions is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies.  Traditionally, in order to perfect put rights in connection with a blank check company’s business transaction, the company would distribute proxy materials for the stockholders’ vote on an initial business transaction, and a holder could simply vote against a proposed business transaction and check a box on the proxy card indicating such holder was seeking to exercise his put rights. After the business transaction was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business transaction during which he could monitor the price of the company’s stock in the market. If the price rose above the put price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the put rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business transaction until the putting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a putting holder’s election to put is irrevocable once the business transaction is approved.

Any request to put such shares, once made, may be withdrawn at any time up to the date set forth in the notice mailed to our stockholders, or the date of the shareholder meeting, as applicable. Furthermore, if a holder of a public share of common stock delivered his certificate in connection with an election of their put rights and subsequently decides prior to the applicable date not to elect to exercise such put rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares of common stock electing to put their shares back to us for cash will be distributed promptly after the completion of a business transaction.

If the initial business transaction is not approved or completed for any reason, then our public stockholders who elected to exercise their put rights would not be entitled to put their shares back to us for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to put their shares back to us for cash.

Our sponsor has waived its right to put back to us  any of its initial shares for a pro rata share of the trust account. Additionally, our sponsor, directors and officers have agreed not to exercise their put rights with respect to shares acquired during or subsequent to this offering (since they may not vote against a business transaction).

If our initial proposed business transaction is not consummated, we may continue to try to consummate a business transaction with a different target until 15 months from the date of this prospectus.  If the initial business transaction is not completed for any reason, then public stockholders who exercised their put rights would not be entitled to put their shares back to us for cash for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business transaction is consummated. If the proposed business transaction is not consummated then a stockholder’s election to exercise its put rights will not be honored, and such put will not be entitled to a cash payment, even if such put right was properly exercised.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $.25 of net sales proceeds for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.75 per share, may have a disincentive to exercise their put rights because the amount they would receive upon the exercise of ther put rights could be less than their original or adjusted purchase price.

Redemption of common stock and liquidation if no initial business transaction

Our sponsor, officers and directors have agreed that we will only have 15 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 15 month period, we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account (initially approximately $9.75 per share, or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to the requirements of applicable law and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation to be adopted in accordance with Section 281(b) of the Delaware General Corporation Law.  Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time period for consummating a business transaction will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

Our sponsor has waived its right to participate in any redemption with respect to its initial shares and the common stock underlying the insider warrants upon our redemption of shares sold in this offering if we fail to consummate a business transaction within 15 months. However, if our sponsor or any of our officers, directors or affiliates acquires shares of common stock in or after this offering, they will be entitled to a pro rata share of the trust account upon our redemption in the event we do not consummate a business transaction within the required time period. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business transaction. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be approximately $30,000).

Upon consummation of this offering, and assuming no exercise of the underwriter’s over-allotment option, we expect to have approximately (i) $48,750,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders and (ii) $800,000 from the proceeds of this offering not held in the trust account.  In the event no business transaction is consummated within 15 months from the date of this prospectus and we are unable to redeem 100% of the shares sold in this offering, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, and subject to any reductions set forth in this prospectus (including taxes), would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial aggregate of the (i) per share redemption price or (ii) per share liquidation price would be approximately $9.75 (or approximately $9.74 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual aggregate of the (i) per share redemption price or (ii) per share liquidation price will not be less than approximately $9.75, plus interest (net of any taxes). Under Section 281(b) of the Delaware General Corporation Law, our plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.  Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. ..In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mark D. Klein, our chief executive officer and president, and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.  We cannot assure you, however, that Messrs. Klein and Lapping would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full) in the event we redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, or upon our liquation and Messrs. Klein and Lapping assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Klein and Lapping to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Klein and Lapping to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect our redemption) will not be less than $9.75 per share (or approximately $9.74 per share if the underwriters’ overallotment option is exercised in full).

We will seek to reduce the possibility that Messrs. Klein and Lapping will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Messrs. Klein and Lapping will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $800,000 from the proceeds of this offering, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $30,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of 100% of our public shares of common stock in the event we do not consummate our initial business transaction within 15 months from the date of this prospectus may be considered a liquidation distribution under Delaware law.  If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business transaction by          , 2012 [15 months from the date of this prospectus], we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following our 15th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. We have an obligation to pursue indemnification from Messrs. Klein and Lapping pursuant to the terms of their agreement with us. Further, Messrs. Klein and Lapping may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full) less any per share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business transaction within 15 months from the date of this prospectus,  and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $9.75 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of 100% of our public shares or if they seek to put their respective shares to us for cash upon the approval of the business transaction. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we are required to seek stockholder approval in connection with our initial business transaction, a stockholder’s voting in connection with the business transaction alone will not result in a stockholder’s putting its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its put rights described above.

Competition

In identifying, evaluating and selecting a target business for an initial business transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 88% of our shares held by our public stockholders who exercise their put rights may reduce the resources available to us for an initial business transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business transaction.

Facilities

We currently maintain our executive offices at 590 Madison Avenue, 35th Floor, New York, New York 10022. The cost for this space is included in the $7,500 per-month fee described above that 57th Street GAC Holdings LLC charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by 57th Street GAC Holdings LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees and Directors

We currently have 2 executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business transaction and the stage of the initial business transaction process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business transaction (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business.  We do not intend to have any full time employees prior to the consummation of an initial business transaction.

Periodic Reporting and Audited Financial Statements

We have reporting obligations pursuant to Section 15(d) of the Exchange Act, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the notice materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business transaction with, we do not believe that the narrowing of the pool will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, our sponsor or any of our officers or directors in their capacities as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds:
$48,750,000 of the net offering proceeds (including contingent fees) will be deposited into the trust account at [Deutsche Bank], maintained by Continental Stock Transfer & Trust Company, acting as trustee.  A portion of such offering proceeds consists of contingent fees payable by us to Morgan Joseph in the event we consummate a business transaction.

$43,079,625 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:
The $48,750,000 of offering proceeds (including contingent fees) held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business:	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued:
The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall trade separately on the fifth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business transaction. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants:
The warrants cannot be exercised until the later of 30 days after completion of our initial business transaction and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor:
We will give our public stockholders holding no more than 88% of our public shares the opportunity to evaluate our proposed business transaction as set forth in the notice, and by the date set forth in such notice, to elect whether to remain an investor in our securities, or exercise their put rights and tender their shares.  Unless otherwise required by law, our stockholders will not have the opportunity to vote on our business transaction.  In the event we are required to seek stockholder approval in connection with our initial business transaction, we will send each stockholder a notice setting forth the details of a proposed business transaction. In those circumstances, a stockholder who follows the procedures described in the notice materials will be given the right to put his shares of common stock to us for a pro rata share of the trust account (net of taxes).

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or escrow account must be returned to all investors and none of the securities will be issued.

Business transaction deadline:
If we are unable to complete a business transaction by                        , 2012 [15 months from the date of this prospectus], we shall (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.
If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

Release of funds:
The proceeds held in the trust account will not be released until the earlier of the completion of a business transaction or our dissolution and liquidation upon failure to effect a business transaction within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay taxes on such interest.
The proceeds held in the escrow account, would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time.

Interest on proceeds held in the trust account:	Interest earned may be disbursed to fund any taxes payable on interest earned on this trust account.
Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time stated above.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael J. Levitt	51	Chairman of the Board
Mark D. Klein	47	Chief Executive Officer, President and Director
Paul D. Lapping	47	Chief Financial Officer, Treasurer, Secretary and Director
Jonathan I. Berger	40	Director
Frederick G. Kraegel	61	Director
Leonard A. Potter	48	Director

Michael J. Levitt has been Chairman since inception. In 2001, Mr. Levitt founded Stone Tower Capital LLC (“STC”), an alternative investment firm focused on credit and credit-related assets, and is responsible for the overall strategic direction of STC and the development of the firm’s investment philosophies. At September 30, 2009, Stone Tower managed, through its affiliates, approximately $40 billion in credit-related assets across various investment vehicles. Previously, Mr. Levitt was a partner in the New York office of Hicks, Muse, Tate & Furst Incorporated, where he was involved in many of the firm's investments and managed the firm’s relationships with banking firms.  Prior thereto, Mr. Levitt served as the Co-Head of the Investment Banking Division of Smith Barney Inc. with responsibility for the advisory, private equity sponsor and leveraged finance activities of the firm.  Mr. Levitt began his investment banking career at, and ultimately served as a Managing Director of, Morgan Stanley & Co., Inc.  Mr. Levitt oversaw the firm’s corporate finance and advisory businesses related to private equity firms and non-investment grade companies.  Mr. Levitt also serves as a member of the board of directors of Great American Group, Inc. Mr. Levitt has a Bachelors of Business Administration degree from the University of Michigan and a Juris Doctor Degree from the University of Michigan Law School.  Mr. Levitt serves on the University of Michigan investment advisory board.

Mark D. Klein has been Chief Executive Officer, President and a Director since inception. Between March 2007 and July 2009, Mr. Klein was the Chief Executive Officer, President and a Director of Alternative Asset Management Corporation, a special purpose acquisition company he helped form in 2007 and which recently completed a merger with Great American Group LLC.  Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., a Managing Member of the LTAM Titan Fund, a fund of funds hedge fund and is one of the principals of Aldebaran Investment, LLC, a private fund investing in special purpose acquisition companies. From April 2007 until August 2008, Mr. Klein was the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and Founder of Newbrook Capital Management, Founder and Managing Member of Independence Holdings Partners, LLC, a private equity fund of funds company, and Founder and General Partner of Intrinsic Edge Partners, a long/short equity hedge fund. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson. Mr. Klein also serves as a member of the board of directors of Great American Group, Inc.  Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration Degree with high distinction from Emory University.

 Paul D. Lapping has been Chief Financial Officer, Treasurer, Secretary and Director since inception. Between March 2007 and July 2009, Mr. Lapping was the Chief Financial Officer, Treasurer and Secretary of AAMAC, a special purpose acquisition company which recently completed a merger with Great American Group LLC.  From August 2003 to June 2006, Mr. Lapping served as the president of Lapping Investments, LLC, a personal investment fund targeting lower middle market leveraged buyouts. From April 2007 until August 2008, Mr. Lapping served as a Managing Director of Hanover Group US LLC. From April 2000 to November 2003, Mr. Lapping was a general partner of Minotaur Partners II, L.P., a private investment partnership Mr. Lapping formed to invest equity in small and middle-market marketing driven companies with an emphasis on emerging technologies. From December 1995 to January 2002, Mr. Lapping was a general partner of Merchant Partners, LP, a private investment partnership focused on direct marketing, business and consumer services companies. Prior to joining Merchant Partners, Mr. Lapping served in various corporate development roles with Montgomery Ward Holding Corp., a retail, catalog, direct marketing and home shopping company, and Farley Industries, Inc., a management company providing services to Farley Inc., a private investment fund holding company, and its related entities including Fruit of the Loom, Inc., Farley Metals, Inc., Acme Boot Company and West Point-Pepperell, Inc. Mr. Lapping also served in various positions with Golder, Thoma and Cressey, a private equity firm, and with the merger and acquisition group of Salomon Brothers Inc. Mr. Lapping received a Bachelor of Science from the University of Illinois and a Masters of Management Degree from the Kellogg School of Business at Northwestern University.

      Jonathan I. Berger has been a Director since inception. Mr. Berger is currently a Partner and Chief Investment Officer of Stone Tower Capital LLC, where he oversees Stone Tower investment activities and portfolios in corporate credit funds, as well as chairing all of the firm’s investment committees.  Mr. Berger has over 18 years of experience in the private and public debt and equity markets, primarily as an investor managing capital for institutions such as pension funds, endowments, foundations, banks, fund of funds and large family offices. From 1997 to 2006, Mr. Berger played a leading role at Pegasus Capital Advisors, LP (“Pegasus”) as a co-founder and partner. Pegasus is a private equity firm managing over $1.1 billion that focuses on special situation investments in middle-market businesses. Prior to Pegasus, Mr. Berger was a Vice President in the High Yield and Distressed Securities Group at UBS Securities LLC (“UBS”). At UBS, he was involved in investing in distressed and high yield securities and had additional responsibilities in high yield financings, transaction opportunity creation and structure negotiations. Prior to UBS, Mr. Berger was a principal at Rosecliff, Inc., a private equity fund focused on buyouts of middle market companies. Previously, Mr. Berger worked in the Leveraged Finance Group of Salomon Brothers Inc. and at Nantucket Holding Company, a merchant banking group focused on investing in financial and operational turnaround situations. Mr. Berger graduated from the University of Pennsylvania’s Wharton School of Business in 1991 with a Bachelor of Science Degree in Economics with a Concentration in Finance.

Frederick G. Kraegel has been a Director since inception. Mr. Kraegel has extensive experience in evaluating businesses and in working with companies with complex financial issues. He has been with Bridge Associates LLC since February 2003, currently is a Senior Director and in such capacity has served in a number of roles including as financial advisor to the Chapter 7 Trustee of Refco, LLC. Mr. Kraegel was an independent consultant from July 2002 to February 2003. From July 2001 to July 2002 Mr. Kraegel was Executive Vice President, Chief Administrative Officer and Director of AMF Bowling Worldwide, Inc. where he was hired to provide direction for the Chapter 11 process and financial, information technology and real estate functions. Mr. Kraegel was President and Director of Acme Markets of Virginia, Inc. from 2000 to 2001 and led the effort in which the retail operations of the 32-store chain were sold. In 1998, he was hired as Senior Vice President and Chief Financial Officer of Factory Card Outlet Corp., a public company, to direct the financial restructuring of the company including the filing a Chapter 11 proceeding in 1999; Mr. Kraegel left the company in 2000 prior to its emergence from bankruptcy in 2002. Mr. Kraegel was a partner at Peat, Marwick Mitchell & Co. (now KPMG LLP) and is a CPA. Mr. Kraegel graduated from Valparaiso University in 1970 with a Bachelor of Science Degree in Business Administration with a concentration in Accounting. Mr. Kraegel serves on the boards of Concordia Plan Services, Inc., Thrivent Financial for Lutherans and Valparaiso University.

Leonard A. Potter has been a Director since inception. Mr. Potter is currently the Chief Investment Officer for Salt Creek Hospitality LLC, an acquirer of hotel and lodging related assets.  From December 2002 through July 2009, Mr. Potter was a Managing Director of Private Equity at Soros Fund Management LLC where, from May 2005 through July 2009, Mr. Potter served as co-head of the Private Equity group and a member of the Private Equity Investment Committee. From September 1998 until joining Soros Fund Management LLC in 2002, Mr. Potter was a Managing Director of Alpine Consolidated LLC, a private merchant bank, and from April 1996 through September 1998, Mr. Potter founded and served as a Managing Director of Capstone Partners LLC, a private merchant bank. Prior to founding Capstone Partners, Mr. Potter was an attorney specializing in mergers, acquisitions and corporate finance at Morgan, Lewis & Bockius and Willkie Farr & Gallagher.  Mr. Potter is a currently a director of Solar Capital Ltd., a business development company (currently in registration), and has previously served as a director of several other public companies. Mr. Potter also currently serves as a director of a number of private companies. Mr. Potter has a Bachelors of Arts Degree from Brandeis University and a Juris Doctor Degree. from the Fordham University School of Law.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Berger, Kraegel, and Potter, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Levitt, Klein and Lapping, will expire at the second annual meeting of stockholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business transaction. Collectively, through their positions described above, our directors have extensive experience in the alternative asset management and private equity businesses.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Compensation for Officers and Directors

No executive officer or director has received compensation of any kind for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business transaction. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After our business transaction, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the notice furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business transaction, as it will be up to the directors of the post-combination business to determine executive officer and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the OTC Bulletin Board.

Director Independence.

Although we anticipate that our securities will be quoted on the Over-the-Counter Bulletin Board, we apply the NYSE Amex standard for independent directors.  The NYSE Amex requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company has determined that [Michael J. Levitt, Jonathan I. Berger, Frederick G. Kraegel and Leonard A. Potter] are independent directors as defined under the NYSE Amex listing standards and Rule 10A-3 promulgated under the Exchange Act, constituting a majority of our board of directors.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not feel a compensation committee is necessary prior to a business transaction as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business transaction other than as disclosed in this prospectus.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Potential investors should also be aware of the following other potential conflicts of interest:

•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. We have entered into a business opportunity right of first review agreement with Mark Klein and Paul Lapping, which provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, we will have a right of first review with respect to suitable business transaction opportunities of which Messrs. Klein and Lapping (subject to any fiduciary obligations they may have), and companies or other entities which they manage or control become aware. Due to existing and future affiliations, our other directors may have fiduciary obligations to present potential business opportunities to other entities with which they are affiliated prior to presenting them to us. Other than Mr. Klein and Lapping, our directors have not entered into a similar right of first review agreements.

•
The sponsor’s initial shares and insider warrants are subject to transfer restrictions (and in the case of the insider warrants, restrictions on exercise) and will not be released from escrow until specified dates after consummation of our initial business transaction. In addition, the insider warrants purchased by the sponsors and any warrants which our initial stockholders, sponsor, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business transaction is not consummated. Additionally, our initial stockholders, including our directors, will not receive liquidation distributions with respect to any of their founders’ common stock. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect an initial business transaction with a particular target business.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our other directors have not undertaken an obligation similar to the rights of first review provided by Messrs. Klein and Lapping.

Mr. Levitt, our chairman, is, and following this offering, will continue to be partner, chairman, and chief executive officer of Stone Tower Capital LLC, an alternative asset management firm, which manages several investment funds through affiliates

Mr. Potter, a director, currently serves and will continue to serve as a director of several companies. As the chief investment officer of Salt Creek Hospitality LLC, Mr. Potter will be required to present hospitality and lodging related investment opportunities to Salt Creek Hospitality for its consideration prior to presenting such opportunities to us.

Mr. Berger, a director, is, and following this offering will continue to be partner and chief investment officer of Stone Tower Capital LLC.

As a result of these affiliations, Messrs. Levitt, Potter and Berger may have preexisting fiduciary, contractual or other obligations to those entities that may cause them to have conflicts in presenting to us specific business opportunities that may be attractive to us. Because of these potential preexisting obligations, we have agreed that neither of Messrs. Levitt, Potter or Berger will have an obligation to present to us any specific business opportunity.

In the event we are required to submit our initial business transaction to our public stockholders for a vote, all of the initial stockholders, have agreed to vote the initial shares in favor of our initial business transaction. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares of common stock. If they purchase shares of common stock as part of this offering or in the open market, however, they would be entitled to vote such shares as they choose on a proposal to approve an initial business transaction; however, in no event could they exercise put rights and put their shares back to us for cash into a portion of the trust account.

Although we do not intend to enter into a business transaction with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view.  Furthermore, in no event will any of our initial stockholders, sponsors, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business transaction.

Conflict of Interest Relating to Underwriting Activities

Mark D. Klein, our chief executive officer and president, is an affiliate of Ladenburg Thalmann & Co. Inc., a member of FINRA, and will economically own in excess of 10% of our securities.  Ladenburg Thalmann & Co. Inc is one the underwriters of this offering.  Therefore, FINRA requires this offering to be made in compliance with the applicable provisions of Rule 2720 of the FINRA Rules. Pursuant to that rue, the appointment of a “qualified independent underwriter” (as such term is defined in Rule 2720) is not necessary in connection with this offering because Morgan Joseph, the FINRA member primarily responsible for managing this offering does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of Rule 2720.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the Offering		After the Offering(1)
Name and Address of Beneficial Owners(2)	Amount and nature of beneficial ownership(3)	Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
57th Street GAC Holdings LLC(3)	638,889	100%	555,556	10%
Michael J. Levitt (3)	638,889	100%	555,556	10%
Mark D. Klein (3)	638,889	100%	555,556	10%
Paul D. Lapping (3)	638,889	100%	555,556	10%
Jonathan I. Berger (3)	638,889	100%	555,556	10%
Frederick G. Kraegel (3)	638,889	100%	555,556	10%
Leonard A. Potter (3)	638,889	100%	555,556	10%
	—
All directors and officers as a group (4 persons)	638,889	100%		10%

(1)  Assumes only the sale of 5,000,000 units in this offering and the sale of 3,000,000 insider warrants, but not the exercise of the 5,000,000 warrants included in such units or the 3,000,000 warrants purchased by our sponsor. Assumes the underwriters’ over-allotment option has not been exercised and, therefore, 83,333 shares of common stock have been forfeited by our sponsor as a result.

(2)  Unless otherwise indicated, the business address of each of the stockholders is 590 Madison Avenue, 35th Floor, New York, New York 10022.

(3)  The members of 57th Street GAC Holdings LLC are Michael J. Levitt, Mark D. Klein, Paul D. Lapping, Jonathan I. Berger, Frederick G. Kraegel and Leonard A. Potter.  As a result, each of Messrs. Levitt, Klein, Lapping, Berger, Kraegel and Potter may be deemed to be beneficial owners of any shares deemed to be beneficially owned by 57th Street GAC Holdings LLC. Each of Messrs. Levitt, Klein, Lapping, Berger, Kraegel and Potter disclaim beneficial ownership of any shares in which he does not have a pecuniary interest.

Our sponsor, 57th Street GAC Holdings LLC, has agreed to purchase 3,000,000 insider warrants prior to the date of this prospectus at the price of $0.50 per warrant for a purchase price of $1,500,000 in a private placement to occur on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants will be financed from sponsor funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. On the date of this prospectus, our sponsor will place the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. The sponsors have agreed not to sell or otherwise transfer any of the insider warrants until the date that is 30 days after the date we complete our initial business transaction; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the insider warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.  Permitted transferees means: immediate family members of the holder and trusts established by the holder for estate planning purposes; and affiliates of the holder.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 10% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock immediately prior to the consummation of the offering as to maintain our sponsor’s collective ownership at 10% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit up to 83,333 shares of common stock. Our sponsor will be required to forfeit only a number of shares necessary to maintain its 10% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

On the date of this prospectus, our sponsor will place the initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees (i.e.,  immediate family members of the holder and trusts established by the holder for estate planning purposes; and affiliates of the holder) who agree in writing to be bound to the transfer restrictions, agree to vote in favor of our initial business transaction in the event we seek stockholder approval in connection with our initial business transaction and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business transaction, the initial shares will not be released from escrow until one year following our business transaction, unless we were to consummate a transaction after the consummation of the initial business transaction that results in all of our stockholders having the right to exchange their public shares for cash, securities or other property. However, the holders of initial shares will retain all other rights as our stockholders, including, without limitation, the right to vote such initial shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business transaction and liquidate, our sponsor will not receive any portion of the liquidation proceeds with respect to common stock owned by it prior to this offering, including the common stock underlying the insider warrants.

57th Street GAC Holdings LLC and each of Messrs. Klein and Lapping are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 30, 2009, we issued 638,889 shares of our common stock to Our sponsor, 57th Street GAC Holdings LLC, a limited liability company controlled by certain of our officers and directors, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.039 per share. Of these initial shares, up to 83,333, are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. The initial shares will not be released from escrow until one year following the consummation of our initial business transaction.

Our sponsor has agreed to purchase 3,000,000 warrants, or insider warrants, at the price of $0.50 per warrant for a purchase price of $1,500,000 in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants will be financed from sponsor funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business transaction. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants (including the underlying shares of common stock) will be held in escrow until 30 days following the consummation of our initial business transaction. If we do not complete an initial business transaction that meets the criteria described in this prospectus, the $1,500,000 purchase price of the insider warrants will be included as a part of the liquidation amount payable to our public stockholders as such amounts will be held in our trust account and the insider warrants will expire worthless.

The insider warrants will be sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our insider warrants will become freely tradable only after they are registered.

In order to protect the amounts held in the trust account, Mark D. Klein, our chief executive officer and president, and Paul D. Lapping, our chief financial officer, treasurer, secretary and director, have agreed to indemnify us for all claims of creditors, to the extent that we fail to obtain waivers from vendors, service providers and prospective target business to the extent necessary to ensure that the amounts in the trust account available for distribution to our stockholders below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Klein and Lapping will not be responsible to the extent of any liability for such third party claims.  In the event that the proceeds in the trust account are reduced below $9.75 per share (or approximately $9.74 per share if the underwriter’s over-allotment option is exercised in full) in the event we redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, or upon our liquation and Messrs. Klein and Lapping assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Klein and Lapping to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Klein and Lapping to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $9.75 per share (or approximately $9.74 per share if the underwriters’ overallotment option is exercised in full).

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, may be convertible into warrants of the post business transaction entity at a price of $0.50 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist.  However, we expect that the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

Our sponsor has loaned $10,000 to us as of the effective date of the registration statement to pay a portion of our expenses related to this offering, such as SEC filing fees. FINRA filing fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of December 31, 2010 or the closing of this offering. We will repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay a monthly fee of $7,500, to our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business transaction and 15 months from the date of this prospectus..

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Reimbursable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business transaction, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in our public stockholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the $7,500 per month payable to our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsor, officers or directors, or to any of our or their respective affiliates prior to or with respect to a business transaction.

After the consummation of a business transaction, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business transaction, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 638,889 shares of common stock will be outstanding, held by our sponsor (up to 83,333 of which are subject forfeiture if the underwriters’ over-allotment option is not exercised in full).  No shares of preferred stock are currently outstanding.

Units and shares of common stock

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

While we have no current intention of seeking stockholder approval of our initial business transaction, and do not intend to seek stockholder approval in connection with such business transaction unless we are required to do so by law, common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with a stockholder vote to approve our initial business transaction, if any, our sponsor has agreed to vote its initial shares in favor of our initial business transaction. In addition, our sponsor, officers and directors have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business transaction submitted to our stockholders for approval, if any. Accordingly, our sponsor, officers and directors will not be able to exercise put rights with respect to any potential initial business transaction.

In the event we are required to seek stockholder approval in connection with a business transaction, we shall, in accordance with Article Sixth of our amended and restated certificate of incorporation, proceed with the business transaction only if a majority of the outstanding shares of common stock voted are voted in favor of the business transaction.  However, our sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business transaction even if a majority of our public stockholders vote, or indicate their intention to vote against, such business transaction. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of a business transaction once a quorum is obtained. We intend to give approximately 30 (but not less than 15 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business transaction. In addition, we will not proceed with a business transaction unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual corporate existence, and any other proposal requiring approval of a majority of our outstanding shares of stock. in connection with an initial business transaction is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business transaction within 15 months from the date of this prospectus, we will (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.  Our sponsor has waived its rights to participate in any redemption with respect to its initial shares.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business transaction, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to put their shares of common stock back to us for cash equal to their per share pro rata portion of the trust account, together with interest (but net of taxes) if they vote in favor of our business transaction and elect such put rights by the date set forth in the notice mailed to our stockholders (which date shall be at least 15 days from the mailing thereof) setting forth the details of a proposed business transaction, and excluding interest (and net of taxes) if they vote against our business transaction; in each case, only if such business transaction is approved and consummated.   The actual per share put price will be equal to the amount in the trust account (net of any taxes due) calculated as of two business days prior to the consummation of the proposed business transaction (including the $1,500,000 from the purchase of the insider warrants by our sponsor) divided by the number of shares of common stock sold in this offering. Public stockholders who put their shares of common stock back to us for a pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units. Our sponsor has waived its right to put back to us any of its initial shares for a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business transaction, we may (depending on the terms of such a business transaction) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding.  Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business transaction. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Prior to the date of this prospectus, there will be 3,000,000 warrants outstanding, composed of 3,000,000 insider warrants.

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business transaction; and

•	one year from the date of this prospectus.

The warrants will expire five years from the date of our business transaction at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Holders of our public warrants will be able to exercise the warrants only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days prior written notice of redemption; and

•
if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a net cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

Our sponsor has agreed to purchase 3,000,000 warrants, or insider warrants, from us at a price of $0.50 per warrant in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants ($1,500,000) will be placed in the trust account. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants will be held in escrow until 30 days following the consummation of a business transaction. The proceeds from the sale of the insider warrants will be held in our trust account for the benefit of our public stockholders.  If we do not complete one or more business transactions as described in this prospectus, the insider warrants will become worthless.

The insider warrants will be sold in a private placement pursuant to Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available.

The insider warrants will become worthless if we do not consummate a business transaction. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business transaction in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our stockholders’ best interest.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business transaction. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the date of this prospectus, $48,750,000, or $56,025,000 if the underwriters’ over-allotment option is exercised in full shall be placed into the trust account;

•
if a business transaction is not consummated within 15 months of the date of this prospectus, we will (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation;

•
prior to our initial business transaction, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business transaction;

•
we may not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

•
although we do not intend to enter into a business transaction with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view.

In the event we are required to seek stockholder approval in connection with our business transaction, our amended and restated certificate of incorporation provides that:

•
we may consummate our initial business transaction if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting and holders of no more than 88% of our public shares elect to put their shares of common stock back to us for cash;

•
if a proposed business transaction is approved and consummated, public stockholders who exercised their put rights and voted against the business transaction may put their shares back to us for cash of common stock for cash at the put price on the closing date of such business transaction.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTC Bulletin Board under the symbols “[UNIT SYMBOL]”, “[COMMON STOCK SYMBOL]”, “[WARRANT SYMBOL]”, respectively. We anticipate that our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTC Bulletin Board.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business transaction” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business transaction” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 5,555,556 shares of our common stock outstanding, or 6,388,889 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 5,000,000 shares of common stock sold in this offering, or 5,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 555,556 shares of common stock (or 638,889 if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock have been placed in escrow until one year following our initial business transaction and will only be released prior to that date under limited exceptions. See “Principal Stockholders.” Additionally, on or before the date of this prospectus, there will be 3,000,000 insider warrants outstanding that upon full exercise will result in the issuance of 3,000,000 shares of common stock to the holders of the insider warrants. The insider warrants (including the shares of common stock underlying such warrants) will be placed in escrow until 30 days following the consummation of our initial business transaction and will only be released prior to that date under limited exceptions. See “Principal Stockholders.” Such initial shares of common stock, insider warrants and the underlying shares of common stock are entitled to registration rights as described below under “Registration Rights.”

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1% of the total number of shares of our common stock then outstanding, which will equal 55,555 shares of our common stock immediately after this offering or 63,888 shares of our common stock if the underwriters’ over- allotment is exercised in full; or

•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell the initial shares and sponsor warrants pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

Our sponsor and its permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of this prospectus. Our sponsor will be entitled to demand registration  rights and certain “piggy-back” registration rights with respect to the initial shares and the insider warrants and the common stock underlying the insider warrants, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and commencing, in the case of the insider warrants and the respective common stock underlying the insider warrants, 30 days after the consummation of our initial business transaction.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Morgan Joseph is acting as representative, and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.
Ladenburg Thalmann & Co. Inc.

Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted the representative of the underwriters a 45-day option to purchase up to 750,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We estimate that the total out of pocket expenses for this offering, excluding underwriting discounts and commissions, will be approximately $450,000, all of which will be payable by us. These expenses will be partially funded by a loan of $10,000 made by our sponsor, 57th Street GAC Holdings LLC, which loan will be repaid from the proceeds of this offering.   We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

 We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York and Rhode Island. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This statute allows the states to investigate companies if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities.  If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:

District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which of these states, if any, we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, aside from the exemption from registration provided by the NSMIA,  we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Despite the exemption from state registration provided by the NSMIA described above, the state of Idaho deems blank check offerings inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state.    Although we are not aware of any other state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus.  Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, together with market valuations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•
Over-Allotments and Syndicate Coverage Transactions.  The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•
Penalty Bids.  The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting discounts and commissions paid by us(1)	$0.30	$0.30	$1,500,000	$1,725,000
Contingent fees paid by us (2)	0.40	0.40	2,000,000	2,300,000

(1)	Based on the underwriters’ discount equal to 3% of the gross proceeds from the sale of units offered to the public.

(2)
Based on the following additional contingent fees that will become payable to Morgan Joseph from the amounts held in the trust account solely in the event we consummate our initial business transaction: (A) an advisory fee equal to 1% of the gross proceeds from the sale of units offered to the public (which fee shall be increased to 1.5% if we consummate our initial business transaction with a business or asset introduced to us by Morgan Joseph) and (B) a contingent placement fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us or to our target upon consummation of our initial business transaction. Assuming no exercise of the underwriters’ over-allotment option, no consummation of an initial business transaction with a business or asset introduced to us by Morgan Joseph, and 88% of our public stockholders put their shares back to us for cash, we estimate the 1% advisory fee to equal $500,000 and a 2.5% contingent fee to equal $133,750.

Other Terms

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business transaction. In addition, the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

Special Conflict Relating to Underwriting Activities

Mark D. Klein, our chief executive officer and president, is an affiliate of Ladenburg Thalmann & Co. Inc., a member of FINRA, and will economically own in excess of 10% of our securities.  Ladenburg Thalmann & Co. Inc is one the underwriters of this offering.  Therefore, FINRA requires this offering to be made in compliance with the applicable provisions of FINRA Rule 2720. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in Rule 2720) is not necessary in connection with this offering because Morgan Joseph, the FINRA member primarily responsible for managing this offering does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of Rule 2720.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We have applied to quote the units on the OTC Bulletin Board under the symbol “[UNIT SYMBOL]”. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be quoted on the OTC Bulletin Board under the symbols “[COMMON STOCK SYMBOL]” and “[WARRANT SYMBOL]”, respectively. Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit.

The underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is passing on the validity of the securities offered in this prospectus. McDermott Will & Emery LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of 57th Street General Acquisition Corp. as of November 11, 2009 and for the period from October 29, 2009 (inception) through November 11, 2009, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

57th Street General Acquisition Corp.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

57th Street General Acquisition Corp.

We have audited the accompanying balance sheet of 57th Street General Acquisition Corp. (a corporation in the development stage) (the “Company”) as of November 11, 2009 and the related statements of operations, stockholders’ equity and cash flows for the period from October 29, 2009 (date of inception) to November 11, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 57th Street General Aquisition Corp. (a corporation in the development stage) as of November 11, 2009, and the results of its operations and its cash flows for the period from October 29, 2009 (date of inception) to November 11, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey

November 16, 2009

57th Street General Acquisition Corp.
(a corporation in the development stage)
BALANCE SHEET
November 11, 2009

ASSETS
Current assets
Cash	$34,924

Deferred offering costs	25,000

Total assets	$59,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$26,000
Note payable, stockholder	10,000

Total liabilities	36,000
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $.0001 par value, 100,000,000 shares authorized; 638,889 shares issued and outstanding	64
Additional paid-in capital	24,936
Deficit accumulated during development stage	(1,076)

Total stockholders’ equity	23,924

Total liabilities and stockholders’ equity	$59,924

The accompanying notes are an integral part of the financial statements.

57th Street General Acquisition Corp.
(a corporation in the development stage)
Statement of Operations
For the period from October 29, 2009 (date of inception) to November 11, 2009

Revenue	$-
General and administrative expenses	1,076

Loss from operations	(1,076)
Interest and dividend income	-

Income before provision for income taxes	(1,076)
Provision for income taxes	-

Net income attributable to other common stockholders	$(1,076)

Weighted average number of common shares outstanding	638,889

Basic and diluted net income per share attributable to other common stockholders	$(0)

The accompanying notes are an integral part of the financial statements.

57th Street General Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from October 29, 2009 (date of inception) to November 11, 2009

	Common Stock		Additional	Deficit accumulated during	Total
	Shares	Amount $.0001 par	paid-in capital	development stage	stockholders’ equity

Sale of common stock issued to initial stockholder on November 6, 2009 at $.039 per share	638,889	$64	$24,936	$-	$25,000

For the period from October 29, 2009 (date of inception) to November 11, 2009	—	—	—	(1,076)	(1,076)

Balance, November 11, 2009	638,889	$64	$24,936	$(1,076)	$23,924

The accompanying notes are an integral part of the financial statements.

57th Street General Acquisition Corp.
(a corporation in the development stage)
Statement of Operations
For the period from October 29, 2009 (date of inception) to November 11, 2009

Cash Flows from Operating Activities
Net loss	$(1,076)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) in deferred offering costs	(25,000)
Increase in accrued expenses	26,000

Net cash used in operating activities	(76)

Cash Flows from Financing Activities
Proceeds from note payable, stockholder	10,000
Proceeds from issuance of stock to initial stockholders’	25,000

Net cash provided by financing activities	35,000

Net increase in cash	34,924

Cash at beginning of the period	-

Cash at end of the period	$34,924
Supplemental schedule of non-cash financing activities:
Accural of deferred offering costs	$25,000

The accompanying notes are an integral part of the financial statements.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

57th Street General Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on October 29, 2009. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Transaction”). The Company has neither engaged in any operations nor generated any income to date. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915 , “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Transaction. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Transaction. An amount equal to 97.5% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Transaction or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Transaction if it is approved by its board of directors.  Only in the event that we are required to seek stockholder approval in connection with our initial business transaction, we will proceed with a business transaction only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Transaction. In connection with such a vote, if a Business Transaction is approved and consummated, stockholders that vote against the Business Transaction and elect to put their shares of common stock back to us for cash will be entitled to receive their pro-rata portion of the Trust Account as follows:  (i) public stockholders voting against the business transaction and electing to put shares of common stock to us shall be entitled to receive a per share pro rata portion of the Trust Account (excluding interest and net of taxes) and (ii) public stockholders voting in favor of the business transaction and electing to put shares of common stock to us shall be entitled to receive a per share pro rata portion of the Trust Account (together with interest thereon but net of taxes). These shares of common stock will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480. 57th Street GAC Holdings LLC (the “sponsor”) has agreed, in the event the Company is required to seek stockholder approval of its business transaction, to vote its initial shares in favor of approving a business transaction. The sponsor and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a business transaction submitted to the Company’s stockholders for approval.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

The Company’s sponsor, officers and directors have agreed that the Company will only have 15 months from the date of this prospectus to consummate its initial business transaction.  If the Company does not consummate a business transaction within such 15 month period, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of our public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. The sponsor has waived its right to participate in any redemption with respect to its initial shares. However, if the sponsor or any of the Company’s officers, directors or affiliates acquires shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Transaction within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At November 11, 2009, the Company had not commenced any operations nor generated revenue to date. All activity through November 11, 2009 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Transaction, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At November 11, 2009, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” approximates the carrying amounts represented in the balance sheet.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-525-1. Deferred offering costs consist principally of $25,000 of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

Income tax

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of November 11, 2009 as they were not material to the financial statements.

Effective October 29, 2009, the Company adopted the provisions of the FASB ASC 740, Income Taxes. There were no unrecognized tax benefits as of November 11, 2009. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at November 11, 2009. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FASB ASC 740 did not have a material impact on the Company’s financial position and results of operation and cash flows as of and for the period ended November 11, 2009.

Recently issued accounting standards

FASB ASC 810.  In December 2007, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Codification, or ASC, 810, or FASB ASC 810, which requires companies to measure noncontrolling interests in subsidiaries at fair value and to classify them as a separate component of equity.  FASB ASC 810 is effective as of each reporting fiscal year beginning after December 15, 2008, and applies only to transactions occurring after the effective date.  We do not believe that the adoption of FASB ASC 810 will have a material effect on our financial position or results of operations.

FASB ASC 805.  In December 2007, FASB issued FASB ASC 805, which will require companies to measure assets acquired and liabilities assumed in a business combination at fair value.  In addition, liabilities related to contingent consideration are to be re-measured at fair value in each subsequent reporting period.  FASB ASC 805 will also require the acquirer in pre-acquisition periods to expense all acquisition-related costs.  FASB ASC 805 is effective for fiscal years beginning after December 15, 2008, and is applicable only to transactions occurring after the effective date.  We do not believe that the adoption of FASB ASC 805 will have a material effect on our financial position or results of operations.

FASB ASC 350-30-35-1.  In April 2008, FASB issued FASB ASC 350-30-35-1.  This ASC amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  FASB ASC 350-30-35-1 improves the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under other applicable accounting literature. We do not believe that the adoption of FASB ASC 350-30-35-1 will have a material effect on our financial position or results of operations.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

FASB ASC 820.  In April 2009, the FASB issued three related staff positions to clarify the application of FASB ASC 820 to fair value measurements in the current economic environment, modify the recognition of other-than-temporary impairments of debt securities, and require companies to disclose the fair value of financial instruments in interim periods. The final staff positions are effective for interim and annual periods ending after June 15, 2009.

·
FASB ASC 820 (transitional 820-10-65-4)—which provides guidance on how to determine the fair value of assets and liabilities under FASB ASC 820 in the current economic environment and reemphasizes that the objective of a fair value measurement remains the price that would be received to sell an asset or paid to transfer a liability at the measurement date.

·
FASB ASC 320— which modifies the requirements for recognizing other-than-temporarily impaired debt securities and significantly changes the existing impairment model for such securities. It also modifies the presentation of other-than-temporary impairment losses and increases the frequency of and expands already required disclosures about other-than-temporary impairment for debt and equity securities.

·
FASB ASC 820-10-50—which requires disclosures of the fair value of financial instruments within the scope of FASB ASC 820 in interim financial statements, adding to the current requirement to make those disclosures in annual financial statements. The staff position also requires that companies disclose the method or methods and significant assumptions used to estimate the fair value of financial instruments and a discussion of changes, if any, in the method or methods and significant assumptions during the period.

We do not believe that the adoption of these new staff positions had a material impact on our financial position and results of operations.

FASB ASC 860 .. In June 2009, the FASB issued ASC 860, which eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. FASB ASC 860 will be effective for transfers of financial assets in fiscal years beginning after November 15, 2009 and in interim periods within those fiscal years with earlier adoption prohibited. We will adopt FASB ASC 860 on October 1, 2010.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted  would have a material effect on the accompanying financial statements.

NOTE C—PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 5,000,000 units at $10 per unit (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering or (b) the completion of a Business Transaction, and will expire five years from the consumation of the Business Transaction. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

NOTE D—RELATED PARTY TRANSACTIONS

The Company issued a $10,000 unsecured promissory note to the sponsor on November 10, 2009. The note is non-interest bearing and is payable on the earlier of December 31, 2010 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount of $10,000.

On November 6, 2009, the Company issued to our sponsor 638,889 shares of restricted common stock (up to 83,333of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), for an aggregate amount of $25,000 in cash.  The purchase price for each share of common stock was approximately $0.039 per share.  The sponsor has agreed that the shares of common stock it purchased prior to consummation of the Proposed Offering will not be sold or transferred until one year following consummation of a Business Transaction, subject to certain limited exceptions.

The sponsor has agreed to purchase, in a private placement, 3,000,000 warrants prior to the Proposed Offering at a price of $0.50 per warrant (a purchase price of $1,500,000) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.50 per warrant for such warrants will exceed the fair value of such warrants on the date of the purchase. The valuation is based on comparable initial public offerings by previous blank check companies. The sponsor has agreed that the warrants it purchased will not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company does not complete a Business Transaction, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the sponsor will expire worthless. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40-25-13 .

Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with the sponsor for an estimated aggregate monthly fee of $7,500 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of the successful completion of the Company’s Business Transaction or 15 months from the date of this prospectus.

The sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the common stock underlying the warrants, commencing on the date such common stock or warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

57th Street General Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
For the period from October 29, 2009 (date of inception) to November 11, 2009

NOTE E—COMMITMENTS

        The Company expects to grant the underwriters a 45-day option to purchase up to 750,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of November 11, 2009, the Company has not issued shares of preferred stock.

NOTE G—SUBSEQUENT EVENTS

Per ASC 855 these financial statements were approved by management and were issued on November 16, 2009. Subsequent events have been evaluated through this date.

Dealer Prospectus Delivery Obligation

Until                                         , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer of solicitation is not authorized or is unlawful.

_______________________________

57TH STREET GENERAL
ACQUISITION CORP.

5,000,000 Units
_________________

PROSPECTUS
________________

Morgan Joseph
Sole Book-Running manager

Ladenburg Thalmann & Co. Inc.

, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	6,898
FINRA filing fee	12,862
Accounting fees and expenses	37,500
Printing and engraving expenses	50,000
Legal fees and expenses	250,000
Blue Sky	35,000
Miscellaneous(1)	57,739

Total	$450,000

(1)           This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
57th Street GAC Holdings LLC	638,889
Total	638,889

Such shares of common stock were issued to our sponsor on October 30, 2009 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to our sponsor were sold for an aggregate offering price of $25,000 at a purchase price of $0.039 per share. No underwriting discounts or commissions were paid with respect to such sales. Of these securities, up to 83,333 shares of common stock are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, in full.

On or before the date of the prospectus accompanying this registration statement, our sponsor will purchase 3,000,000 insider warrants from the registrant. These warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 10% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 10% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of warrants to our sponsor as described above. Any such increased number of shares will be placed into escrow and will be subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised, in full. Any such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full.

Item 16.    Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17.    Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of  December, 2009.

57th Street General Acquisition Corp.

By:
/s/ Mark D. Klein

Name: Mark D. Klein
Title: Chairman, President and Chief Executive

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Klein his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Mark D. Klein	(Principal Executive Officer)	December 21, 2009
Mark D. Klein

/s/ Paul D. Lapping	(Principal Financial and Accounting	December 21, 2009
Paul D. Lapping	Officer)

/s/ Michael J. Levitt	Chairman of the Board	December 21, 2009
Michael J. Levitt

/s/ Jonathan I. Berger	Director	December 21, 2009
Jonathan I. Berger

/s/ Frederick G. Kraegel	Director	December 21, 2009
Frederick G. Kraegel

/s/ Leonard A. Potter	Director	December 21, 2009
Leonard A. Potter

S-1

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate. *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP. *
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and 57th Street GAC Holdings LLC.
10.3	Form of Registration Rights Agreement among the Registrant and 57th Street GAC Holdings LLC.
10.4	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant. *
10.5	Form of Letter Agreement by and between the Registrant and Mark D. Klein. *
10.6	Form of Letter Agreement by and between the Registrant and Paul D. Lapping. *
10.7	Form of Letter Agreement by and between the Registrant and 57th Street GAC Holdings LLC. *
10.8	Form of Administrative Services Agreement between the Registrant and 57th Street GAC Holdings LLC.
10.9	Securities Purchase Agreement dated October 30, 2009 between the Registrant and 57th Street GAC Holdings LLC.
10.10	Promissory Note, dated November 10, issued to 57th Street GAC Holdings LLC in the amount of $10,000.
10.11	Insider Warrants Subscription Agreement between the Registrant and 57th Street GAC Holdings LLC. *
14.1	Code of Business and Ethics.*
23.1	Consent of Rothstein Kass & Company
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*

*
To be filed by amendment